                                                                    Exhibit 2.1


                             KOMAG, INCORPORATED
               MERGER AGREEMENT CONCERNING TRANSACTION INVOLVING
                 KOMAG, INCORPORATED AND HMT TECHNOLOGY CORP.




                                                          [FINAL EXECUTION COPY]





                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                              KOMAG, INCORPORATED,

                                    KHM, INC.

                                       AND

                              HMT TECHNOLOGY CORP.

                           DATED AS OF APRIL 26, 2000

                                TABLE OF CONTENTS


                                                                                              PAGE
ARTICLE I THE MERGER.............................................................................2

        1.1    The Merger........................................................................2
        1.2    Effective Time; Closing...........................................................2
        1.3    Effect of the Merger..............................................................2
        1.4    Certificate of Incorporation and Bylaws of Surviving Corporation..................2
        1.5    Board of Directors; Officers......................................................2
        1.6    Effect on Capital Stock...........................................................3
        1.7    Surrender of Certificates.........................................................4
        1.8    No Further Ownership Rights in Company Common Stock...............................5
        1.9    Lost, Stolen or Destroyed Certificates............................................5
        1.10   Tax and Accounting Consequences...................................................6
        1.11   Taking of Necessary Action; Further Action........................................6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................6

        2.1    Organization of the Company.......................................................6
        2.2    The Company Capital Structure.....................................................7
        2.3    Obligations With Respect to Capital Stock.........................................7
        2.4    Authority.........................................................................7
        2.5    SEC Filings; The Company Financial Statements.....................................8
        2.6    Absence of Certain Changes or Events..............................................9
        2.7    Taxes............................................................................10
        2.8    Company Intellectual Property....................................................11
        2.9    Compliance; Permits; Restrictions................................................13
        2.10   Litigation.......................................................................13
        2.11   Brokers' and Finders' Fees.......................................................13
        2.12   Employee Benefit Plans...........................................................14
        2.13   Absence of Liens and Encumbrances................................................15
        2.14   Environmental Matters............................................................15
        2.15   Labor Matters....................................................................16
        2.16   Agreements, Contracts and Commitments............................................16
        2.17   Statements; Proxy Statement/Prospectus...........................................17
        2.18   Board Approval...................................................................18
        2.19   State Takeover Statutes..........................................................18
        2.20   Fairness Opinion.................................................................18

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.............................18

        3.1    Organization of Parent...........................................................18
        3.2    Parent Capital Structure.........................................................19
        3.3    Obligations With Respect to Capital Stock........................................19
        3.4    Authority........................................................................20
        3.5    SEC Filings; Parent Financial Statements.........................................21

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

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                              PAGE
        3.6    Absence of Certain Changes or Events.............................................22
        3.7    Taxes............................................................................22
        3.8    Parent Intellectual Property.....................................................23
        3.9    Compliance; Permits; Restrictions................................................24
        3.10   Litigation.......................................................................24
        3.11   Brokers' and Finders' Fees.......................................................25
        3.12   Employee Benefit Plans...........................................................25
        3.13   Absence of Liens and Encumbrances................................................26
        3.14   Environmental Matters............................................................26
        3.15   Labor Matters....................................................................27
        3.16   Agreements, Contracts and Commitments............................................27
        3.17   Statements; Proxy Statement/Prospectus...........................................28
        3.18   Board Approval...................................................................28
        3.19   State Takeover Statutes..........................................................29
        3.20   Fairness Opinion.................................................................29

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME..................................................29

        4.1    Conduct of Business..............................................................29

ARTICLE V ADDITIONAL AGREEMENTS.................................................................32

        5.1    Proxy Statement/Prospectus; Registration Statement; Other Filings................32
        5.2    Meetings of Stockholders.........................................................32
        5.3    Access to Information; Confidentiality...........................................34
        5.4    No Solicitation..................................................................34
        5.5    Public Disclosure................................................................38
        5.6    Legal Requirements...............................................................38
        5.7    Third Party Consents.............................................................39
        5.8    FIRPTA...........................................................................39
        5.9    Notification of Certain Matters..................................................39
        5.10   Reasonable Efforts and Further Assurances........................................39
        5.11   Stock Options; Employee Stock Purchase Plans.....................................40
        5.12   Form S-8.........................................................................41
        5.13   Indemnification..................................................................41
        5.14   Tax-Free Reorganization..........................................................41
        5.15   Nasdaq Qualification.............................................................41
        5.16   Action by Boards of Directors....................................................41
        5.17   The Company Affiliate Agreement..................................................41
        5.18   Regulatory Filings; Reasonable Efforts...........................................42
        5.19   Board of Directors; Officers.....................................................42

ARTICLE VI CONDITIONS TO THE MERGER.............................................................43

        6.1    Conditions to Obligations of Each Party to Effect the Merger.....................43
        6.2    Additional Conditions to Obligations of the Company..............................44
        6.3    Additional Conditions to the Obligations of Parent and Merger Sub................44




ARTICLE VII TERMINATION, AMENDMENT AND WAIVER...................................................45

        7.1    Termination......................................................................45
        7.2    Notice of Termination; Effect of Termination.....................................48
        7.3    Fees and Expenses................................................................48
        7.4    Amendment........................................................................50
        7.5    Extension; Waiver................................................................50

ARTICLE VIII GENERAL PROVISIONS.................................................................51

        8.1    Non-Survival of Representations and Warranties...................................51
        8.2    Notices..........................................................................51
        8.3    Interpretation; Knowledge........................................................52
        8.4    Counterparts.....................................................................52
        8.5    Entire Agreement.................................................................53
        8.6    Severability.....................................................................53
        8.7    Other Remedies; Specific Performance.............................................53
        8.8    Governing Law....................................................................53
        8.9    Rules of Construction............................................................53
        8.10   Assignment.......................................................................53
        8.11   WAIVER OF JURY TRIAL.............................................................54

                                INDEX OF EXHIBITS

Exhibit A             Parent Stock Option Agreement

Exhibit B             Company Stock Option Agreement

Exhibit C             Parent Voting Agreement

Exhibit D             Company Voting Agreement

Exhibit E             Company Affiliate Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is made and entered into as of April 26, 2000 among KOMAG, INCORPORATED, a Delaware corporation ("PARENT"), KHM, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and HMT TECHNOLOGY CORP., a Delaware corporation (the "COMPANY").

                                    RECITALS

        A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("DELAWARE LAW"), Parent and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the "MERGER").

        B. The Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, advisable and in the best interests of, Parent and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of Parent vote to approve the issuance of shares of Parent Common Stock (as defined below) to the stockholders of the Company pursuant to the terms of the Merger.

        C. The Board of Directors of the Company (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and fair to, advisable and in the best interests of, the Company and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend the adoption of this Agreement by the stockholders of the Company.

        D. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's and the Company's willingness to enter into this Agreement, Parent shall execute and deliver a Stock Option Agreement in favor of the Company in substantially the form attached hereto as Exhibit A (the "PARENT STOCK OPTION AGREEMENT") and the Company shall execute and deliver a Stock Option Agreement in favor of Parent in substantially the form attached hereto as Exhibit B (the "COMPANY STOCK OPTION AGREEMENT" and, together with the Parent Stock Option Agreement, the "STOCK OPTION AGREEMENTS"). The Board of Directors of Parent and the Company have each approved the Stock Option Agreements.

        E. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's and the Company's willingness to enter into this Agreement, certain affiliates of Parent shall enter into a Voting Agreement in substantially the form attached hereto as Exhibit C (the "PARENT VOTING AGREEMENTS"), and certain affiliates of the Company shall enter into a Voting Agreement in substantially the form attached hereto as Exhibit D (the "COMPANY VOTING AGREEMENTS" and, collectively with the Parent Voting Agreements, the "VOTING AGREEMENTS").

        F. Parent, the Company and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

        G. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

        1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

        1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "CERTIFICATE OF MERGER") with the Secretary of State of Delaware in accordance with the relevant provisions of Delaware Law (the time of such filing (or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger) being the "EFFECTIVE TIME") as soon as practicable on or after the Closing Date (as herein defined). The closing of the Merger (the "CLOSING") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

        1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.4 Certificate of Incorporation and Bylaws of Surviving Corporation.

               (a) The Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that the name of the Surviving Corporation shall be the Company's current name.

               (b) The Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended.

        1.5 Board of Directors; Officers. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving

Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

        1.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities, the following shall occur:

               (a) Conversion of Company Common Stock. Each share of Common Stock, $0.001 par value per share, of the Company (the "COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b)) will be canceled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into 0.9094 (the "EXCHANGE RATIO") shares of Common Stock, par value $0.01 per share, of Parent (the "PARENT COMMON STOCK") at the Effective Time.

               (b) Cancellation of Parent-Owned Stock. Each share of Company Common Stock held in the treasury of the Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of the Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

               (c) Stock Options; Employee Stock Purchase Plan. At the Effective Time, all options to purchase Company Common Stock then outstanding under the Company's 1995 Management Stock Option Plan, 1995 Stock Option Plan, 1996 Non-Employees Directors' Stock Option Plan and 1996 Equity Incentive Plan (collectively, the "COMPANY STOCK OPTION PLANS") shall be assumed by Parent in accordance with Section 5.11 hereof. At the Effective Time, in accordance with the terms of the Company's Employee Stock Purchase Plan (the "COMPANY ESPP"), all rights to purchase shares of Company Common Stock under the Company ESPP shall be converted (in accordance with the Exchange Ratio) into rights to purchase shares of Parent Common Stock (with the number of shares rounded down to the nearest whole share and the purchase price rounded up to the nearest whole cent) and all such converted rights shall be assumed by Parent and the offering periods in effect under the Company ESPP immediately prior to the Effective Time shall be continued substantially in accordance with the terms of the Company ESPP until the end of the offering periods in effect as of the Effective Time.

               (d) Capital Stock of Merger Sub. Each share of Common Stock, $0.001 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

               (e) Adjustments to Exchange Ratio. The Exchange Ratio and any other applicable numbers or amounts shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Common Stock occurring or having a record date on or after the date hereof and prior to the Effective Time.

               (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the closing price of one share of Parent Common Stock on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market System ("NASDAQ").

               (g) 5 3/4% Convertible Subordinated Notes. At the Effective Time, Parent shall execute and deliver to State Street Bank and Trust Company of California, N.A., as trustee ("Trustee") pursuant to the indenture, dated as of January 15, 1997, to which the Company is a party ("Indenture"), a supplemental indenture in form satisfactory to the Trustee providing that the holder of each of the Company's outstanding 5 3/4% Convertible Subordinated Notes due 2004 ("Company Note") shall have the right to convert such Company Note into Parent Common Stock, and that as of the Effective Time, the Conversion Price (as defined in the Indenture) will be divided by the Exchange Ratio, as required by the Indenture.

        1.7 Surrender of Certificates.

               (a) Exchange Agent. At or prior to the Effective Time, Parent shall select an institution reasonably satisfactory to the Company to act as the exchange agent (the "EXCHANGE AGENT") in the Merger.

               (b) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f) and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 1.7(d).

               (c) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into shares of Parent Common Stock pursuant to Section 1.6, cash in lieu of any fractional shares pursuant to
Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock, payment in lieu of fractional shares which such holders have the right to receive pursuant to
Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.7(d) as to the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d).

               (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of Parent Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.6(f) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

               (e) Transfers of Ownership. If certificates for shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in any name other than that of the registered holders of the Certificates surrendered, or established to the reasonable satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

               (f) No Liability. Notwithstanding anything to the contrary in this Section 1.8, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        1.8 No Further Ownership Rights in Company Common Stock . All shares of Parent Common Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(f) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

        1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock, cash for fractional shares, if any, as may be required pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

        1.10 Tax and Accounting Consequences.

               (a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

               (b) It is also intended by the parties hereto that the Merger shall qualify for accounting treatment as a purchase transaction.

        1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub will take all such lawful and necessary action.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in the disclosure letter supplied by the Company to Parent (the "COMPANY SCHEDULES"), as follows:

        2.1 Organization of the Company

               (a) The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and is duly qualified to do business and in good standing (which respect to jurisdictions which recognize such concept) as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined in Section 8.3) on the Company.

               (b) The Company has delivered to Parent a true and complete list of all of the Company's subsidiaries, indicating the jurisdiction of incorporation of each subsidiary and the Company's equity interest therein.

               (c) The Company has delivered or made available to Parent a true and correct copy of the Certificate of Incorporation and Bylaws of the Company and similar governing instruments of each of its material subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

        2.2 The Company Capital Structure. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $0.001 per share, of which there were 46,196,238 shares issued and outstanding and 9,684,210 shares reserved for conversion of the 5_% Convertible Subordinated Notes due 2004 as of April 24, 2000, and 9,100,000 shares of Preferred Stock, par value $0.001 per share, of which no shares are issued or outstanding. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement or document to which the Company is a party or by which it is bound. As of April 24, 2000, 5,440,016 shares of Company Common Stock were reserved for issuance to employees, consultants and non-employee directors pursuant to Company Stock Option Plans, under which options are outstanding for an aggregate of 5,311,170 shares and under which 128,846 shares are available for grant as of April 24, 2000 and 1,023,950 shares of Company Common Stock reserved for issuance under the Company ESPP. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable.

        2.3 Obligations With Respect to Capital Stock. Except as set forth in
Section 2.2, as of March 31, 2000 there are no equity securities, partnership interests or similar ownership interests of any class of the Company, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except for securities the Company owns, directly or indirectly through one or more subsidiaries, as of March 31, 2000 there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of the Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except as set forth in Section 2.2, as of March 31, 2000 there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company or any of its subsidiaries is a party or by which it is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or similar ownership interest, call, right, commitment or agreement. Except for the Company Voting Agreements, there are no registration rights and, to the knowledge of the Company there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of the Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

        2.4 Authority.

               (a) The Company has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and the execution and delivery of the Stock Option Agreements and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of the Company, subject only to the adoption of this Agreement by the Company's stockholders and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. A vote of the holders of at least a majority of the outstanding shares of Company Common Stock is required for the Company's stockholders to adopt this Agreement. This Agreement and the Company Stock Option Agreements have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and, if applicable, Merger Sub, constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement and the Stock Option Agreements by the Company do not, and the performance of this Agreement and the Stock Option Agreements by the Company will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of the Company or the equivalent organizational documents of any of its subsidiaries, (ii) subject to the adoption of this Agreement by Parent's stockholders as contemplated in
Section 5.2 and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect would not, in the case of clause (ii) or (iii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

               (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality ("GOVERNMENTAL ENTITY") is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the Stock Option Agreements or the consummation of the transactions contemplated hereby or thereby, except for (i) applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), (ii) the filing and recordation of the Certificate of Merger with the Secretary of State of Delaware, (iii) applicable requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (iv) the rules and regulations of Nasdaq, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the laws of any foreign country and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not reasonably be expected to have a Material Adverse Effect on the Company or Parent or have a material adverse effect on the ability of the parties to consummate the Merger.

        2.5 SEC Filings; The Company Financial Statements.

               (a) The Company has filed all forms, reports and documents the Company has been required to file with the SEC since January 1, 1998, and has made available to Parent such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof) are referred to herein as the "COMPANY SEC REPORTS." As of their respective dates, the Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

               (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "COMPANY FINANCIALS"), including any Company SEC Reports filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of the Company and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of the Company contained in the Company SEC Reports as of December 31, 1999 is hereinafter referred to as the "COMPANY BALANCE SHEET." The operating results for the period ending March 31, 2000 in the Company's press release dated April 20, 2000 (the "COMPANY PRESS RELEASE") do not materially differ from the financial statements that will be contained in the Company's next report on Form 10-K. Except as disclosed in the Company Financials, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole, except liabilities (i) provided for in the Company Balance Sheet, or (ii) incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices and immaterial in the aggregate.

               (c) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

        2.6 Absence of Certain Changes or Events. Since the date of the Company Balance Sheet, there has not been: (i) any Material Adverse Effect on the Company, (ii) any material change by the Company in its accounting methods, principles or practices, except as required by GAAP or the rules and regulations promulgated by the SEC, or (iii) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

        2.7 Taxes.

               (a) Definition of Taxes. For the purposes of this Agreement, "TAX" or "TAXES" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

               (b) Tax Returns and Audits.

                      (i) The Company and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to Taxes required to be filed by the Company and each of its subsidiaries with any Tax authority, except such Returns which are not material to the Company. The Company and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

                      (ii) The Company and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not material to the Company.

                      (iii) Neither the Company nor any of its subsidiaries has any material Tax deficiency outstanding, proposed or assessed against the Company or any of its subsidiaries, nor has the Company or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                      (iv) No audit or other examination of any Return of the Company or any of its subsidiaries by any Tax authority is presently in progress, nor has the Company or any of its subsidiaries been notified of any request for such an audit or other examination.

                      (v) No material adjustment relating to any Returns filed by the Company or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to the Company or any of its subsidiaries or any representative thereof.

                      (vi) Neither the Company nor any of its subsidiaries has any liability for any material unpaid Taxes which has not been accrued for or reserved on the Company Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to the Company, other than any liability for unpaid Taxes that may have accrued since December 31, 1999 in connection with the operation of the business of the Company and its subsidiaries in the ordinary course.

                      (vii) There is no contract, agreement, plan or arrangement to which the Company or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound as of the date of this Agreement to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

                      (viii) Neither the Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries.

                      (ix) Neither the Company nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

                      (x) None of the Company's or its subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

                      (xi) Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series or related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

        2.8 Company Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

        "INTELLECTUAL PROPERTY" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

        "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by, or exclusively licensed to, the Company.

        "REGISTERED INTELLECTUAL PROPERTY" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

        "COMPANY REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any of its subsidiaries.

               (a) Section 2.8(a) of the Company Schedules is a complete and accurate list of all the Company's issued patents, and the jurisdictions in which each such patent has been issued or registered.

               (b) No Company Intellectual Property or product or service of the Company or any of its subsidiaries is subject to any judicial proceeding or outstanding decree, order, judgment or stipulation restricting in any manner the use, transfer, or licensing thereof by the Company or any of its subsidiaries, or which may affect the validity, use or enforceability of such Company Intellectual Property.

               (c) The Company owns and has good and exclusive title to, or has a license for (sufficient for the conduct of its business as currently conducted), each material item of Company Intellectual Property or other Intellectual Property used by the Company free and clear of any lien or encumbrance (excluding licenses and related restrictions); and the Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company and its subsidiaries, including the sale of any products or the provision of any services by the Company and its subsidiaries.

               (d) To the extent that any material Intellectual Property has been developed or created by a third party for the Company or any of its subsidiaries, the Company has a written agreement with such third party with respect thereto and the Company either (i) has obtained ownership by operation of law or by valid assignment and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment.

               (e) To the knowledge of the Company, the operation of the business of the Company and its subsidiaries as such business currently is conducted, including the Company's and its subsidiaries' design, development, manufacture, marketing and sale of the products or services of the Company and its subsidiaries (including products currently under development), has not, does not and will not infringe any patent of, or infringe or misappropriate any other Intellectual Property of, any third party.

               (f) Neither the Company nor any of its subsidiaries has received notice from any third party that the operation of the business of the Company or any of its subsidiaries or any act, product or service of the Company or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party.

               (g) The Company and each of its subsidiaries has taken reasonable steps to protect the Company's and its subsidiaries' rights in the Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company or any of its subsidiaries, and, without limiting the foregoing, each of the Company and its subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement in reasonable and customary form provided to Parent and all current and former employees and contractors of the Company and any of its subsidiaries have executed such an agreement, except where the failure to do so is not reasonably expected to be material to the Company.

        2.9 Compliance; Permits; Restrictions.

               (a) Neither the Company nor any of its subsidiaries is, in any material respect, in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected except for any conflicts, defaults or violations that (individually or in the aggregate) would not cause the Company to lose any material benefit or incur any material liability, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected. To the knowledge of the Company, no investigation or review by any Governmental Entity is pending or threatened against the Company or its subsidiaries, nor has any Governmental Entity indicated an intention to conduct the same. There is no material agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing the conduct of business by the Company as currently conducted.

               (b) The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of the Company (collectively, the "COMPANY PERMITS"). The Company and its subsidiaries are in compliance in all material respects with the terms of Company Permits.

        2.10 Litigation. As of the date of this Agreement, and except as disclosed in the Company SEC Documents, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which the Company or any of its subsidiaries has received any notice of assertion nor, to the Company's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against the Company or any of its subsidiaries which reasonably would be likely to be material to the Company, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

        2.11 Brokers' and Finders' Fees. Except for fees payable to Salomon Smith Barney Inc. pursuant to an engagement letter dated October 15, 1999, a copy of which has been provided to Parent, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        2.12 Employee Benefit Plans.

               (a) All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments, agreements or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering any active or former employee, director or consultant of the Company ("COMPANY EMPLOYEE" which shall for this purpose mean an employee of the Company or an Affiliate (as defined below)), any subsidiary of the Company or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with the Company within the meaning of
Section 414 of the Code (an "AFFILIATE"), or with respect to which the Company has or, to its knowledge, may in the future have liability, are listed in
Section 2.12(a) of the Company Schedules (the "COMPANY PLANS"). Company will provide or make available correct and complete copies of all documents embodying each Company Plan and all documents relevant to the administration of such Plans prior to the Closing Date.

               (b) Each Company Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (foreign or domestic), including but not limited to ERISA and the Code, which are applicable to such Company Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Company Plans have been timely made or accrued. Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Plan. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to the knowledge of Company is threatened against or with respect to any such Plan. There are no audits, inquiries or proceedings pending or to the knowledge of the Company, threatened by the IRS or U.S. Department of Labor with respect to any Company Plan. Any Company Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code:
(i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its tax-qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation.

               (c) Neither the Company, any of its subsidiaries, nor any of their Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or
Section 412 of the Code and at no time has the Company contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in ERISA. Neither the Company, any of its subsidiaries, nor any officer or director of the Company or any of its subsidiaries is subject to any material liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code and Section 408 of ERISA, has occurred with respect to any Company Plan which could subject the Company or its Affiliates to material liability.

               (d) Neither the Company nor any of its subsidiaries is bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employee of the Company or any of its subsidiaries is represented by any labor union or covered by any collective bargaining agreement and, to the knowledge of the Company, no campaign to establish such representation is in progress. There is no pending or, to the knowledge of the Company, threatened labor dispute involving the Company or any of its subsidiaries and any group of its employees nor has the Company or any of its subsidiaries experienced any labor interruptions over the past three (3) years, and the Company and its subsidiaries consider their relationships with their employees to be good. The Company is in compliance in all material respects with all applicable material foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.

               (e) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any Company Employee under any Company Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Company Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

               (f) No Company Plan promises or provides retiree medical benefits to any person except as required by applicable law, and neither Company nor any of its Affiliates has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any Company Employee or dependent thereof except as required by law.

        2.13 Absence of Liens and Encumbrances. The Company and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the Company Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of the property affected thereby.

        2.14 Environmental Matters. Except as would not reasonably be likely to result in a material liability to the Company (in any individual case or in the aggregate), (i) neither the Company nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies (a "HAZARDOUS MATERIAL") in violation of any law in effect on or before the

Closing Date, (ii) neither the Company nor any of its subsidiaries has disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively, "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity and (iii) as a result of the actions of the Company or any of its subsidiaries or any affiliate of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, no underground storage tank is present in, on or under any property that the Company or any of its subsidiaries has at any time owned, operated, occupied or leased and no amount of any Hazardous Material is present under any property and in the land, ground water and surface water of any property, that the Company or any of its subsidiaries has at any time owned, operated, occupied or leased.

        2.15 Labor Matters. (i) There are no controversies pending or, to the knowledge of each of the Company and its respective subsidiaries, threatened, between the Company or any of its subsidiaries and any of their respective employees, and (ii) as of the date of this Agreement, neither the Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries.

        2.16 Agreements, Contracts and Commitments. As of the date of this Agreement, neither Company nor any of its subsidiaries is a party to or is bound by:

               (a) any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of the Company's Board of Directors, other than those that are terminable by the Company or any of its subsidiaries on no more than thirty (30) days' notice without liability or financial obligation to the Company;

               (b) any agreement, contract or commitment containing any covenant that materially limits the right of the Company or any of its subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

               (c) any agreement, contract or commitment currently in force relating to the disposition or acquisition by the Company or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which the Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than the Company's subsidiaries;

               (d) any dealer, distributor, joint marketing or development agreement currently in force under which the Company or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety
(90) days or less, or any material agreement pursuant to which the Company or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by the Company or any of its subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less;

               (e) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Company product or technology or any agreement, contract or commitment currently in force to sell or distribute any Company products, service or technology except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Parent;

               (f) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

               (g) any settlement agreement entered into within three (3) years prior to the date of this Agreement; or

               (h) any other agreement, contract or commitment that has a value of $500,000 or more individually.

        Neither the Company nor any of its subsidiaries, nor to the Company's knowledge any other party to a Company Contract (as defined below), is in breach, violation or default under, and neither the Company nor any of its subsidiaries has received written notice that it is in breach, violation or default under, any of the material terms or conditions of any of the agreements, contracts or commitments to which the Company or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the Company Schedules (any such agreement, contract or commitment, a "COMPANY CONTRACT") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages (for any or all of such breaches, violations or defaults, in the aggregate).

        2.17 Statements; Proxy Statement/Prospectus. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of the Parent Common Stock in or as a result of the Merger (the "REGISTRATION STATEMENT") will at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The proxy statement/prospectus to be sent to the stockholders of the Company and stockholders of Parent in connection with the meeting of the Company's stockholders to consider the adoption of this Agreement (the "COMPANY STOCKHOLDERS' MEETING") and in connection with the meeting of Parent's stockholders to consider the approval of the issuance of shares of Parent Common Stock pursuant to the terms of the Merger (the "PARENT STOCKHOLDERS' MEETING") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "PROXY STATEMENT") will not, on the date the Proxy Statement is first mailed to the Company's stockholders or Parent's stockholders, or at the time of the Company Stockholders' Meeting or the Parent Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting or the Parent Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to the Company or any of its affiliates, officers or directors is required to be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Parent. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied or to be supplied by Parent or Merger Sub which is, will be, or is required to be contained in any of the foregoing documents.

        2.18 Board Approval. The Board of Directors of the Company has, as of the date of this Agreement, (i) determined that the Merger is fair to, advisable and in the best interests of the Company and its stockholders, (ii) determined to recommend that the stockholders of the Company adopt this Agreement and (iii) duly approved the Merger, this Agreement and the transactions contemplated hereby.

        2.19 State Takeover Statutes. The Board of Directors of the Company has approved the Merger, this Agreement, the Stock Option Agreements, the Parent Voting Agreement and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Stock Option Agreements, the Parent Voting Agreement and the transactions contemplated hereby and thereby the provisions of Section 203 of Delaware Law to the extent, if any, such section is applicable to the Merger, this Agreement, the Stock Option Agreements, the Parent Voting Agreement and the transactions contemplated hereby and thereby. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, this Agreement, the Stock Option Agreements, the Parent Voting Agreement or the transactions contemplated hereby and thereby.

        2.20 Fairness Opinion. The Company has received an opinion from Salomon Smith Barney Inc., dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to the Company's stockholders (other than Parent) from a financial point of view and will deliver to Parent a written confirmation of such opinion as soon as practicable after the date hereof.

                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub represent and warrant to the Company, subject to the exceptions specifically disclosed in the disclosure letter supplied by Parent to the Company (the "PARENT SCHEDULES"), as follows:

        3.1 Organization of Parent.

               (a) Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined in Section 8.3) on Parent.

               (b) Parent has delivered to the Company a true and complete list of all of Parent's subsidiaries, indicating the jurisdiction of incorporation of each subsidiary and Parent's equity interest therein.

               (c) Parent has delivered or made available to the Company a true and correct copy of the Certificate of Incorporation and Bylaws of Parent and similar governing instruments of each of its material subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither Parent nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

        3.2 Parent Capital Structure. The authorized capital stock of Parent consists of 150,000,000 shares of Common Stock, par value $0.01 per share, of which 66,054,041 shares are issued and outstanding as of April 19, 2000 and 1,000,000 shares of Preferred Stock, par value $0.01 per share, of which no shares are issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $0.001 per share, all of which, as of the date hereof, are issued and outstanding and are held by Parent. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Parent or any agreement or document to which Parent is a party or by which it is bound. As of April 2, 2000, 17,138,042 shares of Parent Common Stock were reserved for issuance to employees, consultants and non-employee directors pursuant to Parent's 1997 Supplemental Stock Option Plan, Restated 1987 Stock Option Plan and Komag Material Technology, Inc. Stock Option Plan (the "PARENT STOCK OPTION PLAN"), under which options are outstanding for 14,011,761 shares and under which 3,126,281 shares are available for grant as of April 2, 2000. As of April 2, 2000, 7,400,000 shares of Parent Common Stock reserved for issuance under the 1988 Employee Stock Purchase Plan (the "PARENT ESPP"). All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable.

        3.3 Obligations With Respect to Capital Stock. Except as set forth in
Section 3.2 as of March 31, 2000, there are no equity securities, partnership interests or similar ownership interests of any class of Parent, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except for securities Parent owns, directly or indirectly through one or more subsidiaries, as of March 31, 2000 there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of Parent, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except as set forth in Section 3.2, as of March 31, 2000 there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent or any of its subsidiaries is a party or by which it is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or similar ownership interest, call, right, commitment or agreement. Except for the Parent Voting Agreements, there are no registration rights and, to the knowledge of Parent there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Parent or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

        3.4 Authority.

               (a) Parent has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and the execution and delivery of the Stock Option Agreements and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of Parent, subject only to the approval of the issuance of Parent Common stock in the Merger by Parent's stockholders and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. A vote of the holders of at least a majority of the shares of the Parent Common Stock present at the Parent Stockholders' meeting (defined below) is required for Parent's stockholders to approve the issuance of Parent Common Stock in the Merger. This Agreement and the Stock Option Agreements have been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company and, if applicable, Merger Sub, constitute the valid and binding obligations of Parent, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement and the Stock Option Agreements by Parent do not, and the performance of this Agreement and the Stock Option Agreements by Parent will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Parent the equivalent organizational documents of any of its subsidiaries, (ii) subject to the approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders as contemplated in Section
5.2 and compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect would not, in the case of clause
(ii) or (iii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

               (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement and the Stock Option Agreements or the consummation of the transactions contemplated hereby or thereby, except for (i) applicable requirements of the Securities Act, (ii) the filing and recordation of the Certificate of Merger with the Secretary of State of Delaware, (iii) applicable requirements of the Exchange Act, (iv) the rules and regulations of Nasdaq; (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the HSR Act and the laws of any foreign country and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not reasonably be expected to have a Material Adverse Effect on Parent or the Company or have a material adverse effect on the ability of the parties to consummate the Merger.

        3.5 SEC Filings; Parent Financial Statements.

               (a) Parent has filed all forms, reports and documents Parent has been required to file with the SEC since January 1, 1998, and has made available to the Company such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof) are referred to herein as the "PARENT SEC REPORTS." As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

               (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "PARENT FINANCIALS"), including any Parent SEC Reports filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Parent contained in the Parent SEC Reports as of January 2, 2000 is hereinafter referred to as the "PARENT BALANCE SHEET." Except as disclosed in the Parent Financials, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except liabilities
(i) provided for in the Parent Balance Sheet, or (ii) incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices and immaterial in the aggregate.

               (c) Parent has heretofore furnished to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

        3.6 Absence of Certain Changes or Events. Since the date of the Parent Balance Sheet, there has not been: (i) any Material Adverse Effect on Parent,
(ii) any material change by Parent in its accounting methods, principles or practices, except as required by GAAP or the rules and regulations promulgated by the SEC, or (iii) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

        3.7 Taxes.

               (a) Parent and each of its subsidiaries have timely filed all Returns relating to Taxes required to be filed by Parent and each of its subsidiaries with any Tax authority, except such Returns which are not material to Parent. Parent and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

               (b) Parent and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not material to Parent.

               (c) Neither Parent nor any of its subsidiaries has any material Tax deficiency outstanding, proposed or assessed against Parent or any of its subsidiaries, nor has Parent or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (d) No audit or other examination of any Return of Parent or any of its subsidiaries by any Tax authority is presently in progress, nor has Parent or any of its subsidiaries been notified of any request for such an audit or other examination.

               (e) No material adjustment relating to any Returns filed by Parent or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to Parent or any of its subsidiaries or any representative thereof.

               (f) Neither Parent nor any of its subsidiaries has any liability for any material unpaid Taxes which has not been accrued for or reserved on Parent Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to Parent, other than any liability for unpaid Taxes that may have accrued since December 31, 1999 in connection with the operation of the business of Parent and its subsidiaries in the ordinary course.

               (g) There is no contract, agreement, plan or arrangement to which Parent or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Parent or any of its subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Parent or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound as of the date hereof to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

               (h) Neither Parent nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Parent or any of its subsidiaries.

               (i) Neither Parent nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

               (j) None of Parent's or its subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

               (k) Neither the Parent nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series or related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

        3.8 Parent Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

        "PARENT INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Parent.

        "PARENT REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, Parent or any of its subsidiaries.

               (a) Section 3.8(a) of the Parent Schedules is a complete and accurate list of all Parent Registered Intellectual Property and specifies, where applicable, and the jurisdictions in which each such item of Parent Registered Intellectual Property has been issued or registered.

               (b) No Parent Intellectual Property or product or service of Parent or any of its subsidiaries is subject to any proceeding or outstanding decree, order, judgment, or stipulation restricting in any manner the use, transfer, or licensing thereof by Parent or any of its subsidiaries, or which may affect the validity, use or enforceability of such Parent Intellectual Property.

               (c) Parent owns and has good and exclusive title to, or has a license for (sufficient for the conduct of its business as currently conducted), each material item of Parent Intellectual Property or other Intellectual Property used by Parent free and clear of any lien or encumbrance (excluding licenses and related restrictions); and Parent is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Parent and its subsidiaries, including the sale of any products or the provision of any services by Parent and its subsidiaries.

               (d) To the extent that any material Intellectual Property has been developed or created by a third party for Parent or any of its subsidiaries, Parent has a written agreement with such third party with respect thereto and Parent either (i) has obtained ownership of, by operation of law or by valid assignment and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment.

               (e) To the knowledge of Parent, the operation of the business of Parent and its subsidiaries as such business currently is conducted, including Parent's and its subsidiaries' design, development, manufacture, marketing and sale of the products or services of Parent and its subsidiaries (including products currently under development) has not, does not and will not infringe any patent of, or infringe or misappropriate any other Intellectual Property of, any third party.

               (f) Neither Parent nor any of its subsidiaries has received notice from any third party that the operation of the business of Parent or any of its subsidiaries or any act, product or service of Parent or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party.

               (g) Parent and each of its subsidiaries has taken reasonable steps to protect Parent's and its subsidiaries' rights in Parent's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Parent or any of its subsidiaries, and, without limiting the foregoing, each of Parent and its subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to the Company and all current and former employees and contractors of Parent and any of its subsidiaries have executed such an agreement, except where the failure to do so is not reasonably expected to be material to Parent.

        3.9 Compliance; Permits; Restrictions.

               (a) Neither Parent nor any of its subsidiaries is, in any material respect, in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected except for any conflicts, defaults or violations that (individually or in the aggregate) would not cause Parent to lose any material benefit or incur any material liability, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected. To the knowledge of Parent, no investigation or review by any Governmental Entity is pending or threatened against Parent or its subsidiaries, nor has any Governmental Entity indicated an intention to conduct the same. There is no material agreement, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing the conduct of business by Parent as currently conducted.

               (b) Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of Parent (collectively, the "PARENT PERMITS"). Parent and its subsidiaries are in compliance in all material respects with the terms of the Parent Permits.

        3.10 Litigation. As of the date of this Agreement, and except as disclosed in the Parent SEC Documents, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent or any of its subsidiaries has received any notice of assertion nor, to Parent's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Parent or any of its subsidiaries which reasonably would be likely to be material to Parent, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

        3.11 Brokers' and Finders' Fees. Except for fees payable to Chase H&Q pursuant to an engagement letter dated September 3, 1999, a copy of which has been provided to the Company, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        3.12 Employee Benefit Plans.

               (a) All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments, agreements or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of ERISA) covering any active or former employee, director or consultant of Parent ("PARENT EMPLOYEE" which shall for this purpose mean an employee of the Company or any Affiliate (as defined below)), any subsidiary of Parent or any trade or business (whether or not incorporated) which is an Affiliate, or with respect to which Parent has or, to its knowledge, may in the future have liability, are listed in Section 3.12(a) of the Parent Schedules (the "PARENT PLANS"). Parent will provide or make available correct and complete copies of all documents embodying each Parent Plan and all documents relevant to the administration of such Plans prior to the Closing Date.

               (b) Each Parent Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (foreign or domestic), including but not limited to ERISA and the Code, which are applicable to such Parent Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Parent Plans have been timely made or accrued. Parent has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Plan. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to the knowledge of Parent is threatened, against or with respect to any such Plan. There are no audits, inquiries or proceedings pending or to the knowledge of Parent, threatened by the IRS or U.S. Department of Labor with respect to any Parent Plan. Any Parent Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code: (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its tax-qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation.

               (c) Neither Parent, any of its subsidiaries, nor any of their Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has Parent contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in ERISA. Neither Parent, any of its subsidiaries, nor any officer or director of Parent or any of its subsidiaries is subject to any material liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code and Section 408 of ERISA, has occurred with respect to any Parent Plan which could subject Parent or its Affiliates to material liability.

               (d) Neither Parent nor any of its subsidiaries is bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employee of Parent or any of its subsidiaries is represented by any labor union or covered by any collective bargaining agreement and, to the knowledge of Parent, no campaign to establish such representation is in progress. There is no pending or, to the knowledge of Parent, threatened labor dispute involving Parent or any of its subsidiaries and any group of its employees nor has Parent or any of its subsidiaries experienced any labor interruptions over the past three (3) years, and Parent and its subsidiaries consider their relationships with their employees to be good. Parent is in compliance in all material respects with all applicable material foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.

               (e) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any Parent Employee under any Parent Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Parent Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

               (f) No Parent Plan promises or provides retiree medical benefits to any person except as required by applicable law, and neither Parent nor any of its Affiliates has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any Parent Employee or dependent thereof except as required by law.

        3.13 Absence of Liens and Encumbrances. Parent and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the Parent Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which as do not materially detract from the value of or materially interfere with the present use of the property affected thereby.

        3.14 Environmental Matters. Except as would not reasonably be likely to result in a material liability to Parent (in any individual case or in the aggregate), (i) neither Parent nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, (ii) neither Parent nor any of its subsidiaries has engaged in Hazardous Materials Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any

Hazardous Material Activity and (iii) as a result of the actions of the Parent or any of its subsidiaries or any affiliate of the Parent or, to the Parent's knowledge, as a result of any actions of any third party or otherwise, no underground storage tank is present in, on or under any property that the Parent or any of its subsidiaries has at any time owned, operated, occupied or leased and no amount of any Hazardous Material is present under any property and in the land, ground water and surface water of any property, that the Parent or any of its subsidiaries has at any time owned, operated, occupied or leased.

        3.15 Labor Matters. (i) There are no controversies pending or, to the knowledge of each of Parent and its respective subsidiaries, threatened, between Parent or any of its subsidiaries and any of their respective employees, and
(ii) as of the date of this Agreement, neither Parent nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Parent or any of its subsidiaries.

        3.16 Agreements, Contracts and Commitments. As of the date hereof, neither the Company nor any of its subsidiaries is a party to or is bound by:

               (a) any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of Parent's Board of Directors, other than those that are terminable by Parent or any of its subsidiaries on no more than thirty (30) days' notice without liability or financial obligation to Parent;

               (b) any agreement, contract or commitment containing any covenant that materially limits the right of Parent or any of its subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

               (c) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Parent or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Parent has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Parent's subsidiaries;

               (d) any dealer, distributor, joint marketing or development agreement currently in force under which Parent or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any material agreement pursuant to which Parent or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Parent or any of its subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less;

               (e) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Parent product or technology or any agreement, contract or commitment currently in force to sell or distribute any Parent products, service or technology except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to the Company;

               (f) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

               (g) any settlement agreement entered into within three (3) years prior to the date of this Agreement; or

               (h) any other agreement, contract or commitment that has a value of $500,000 or more individually.

        Neither Parent nor any of its subsidiaries, nor to Parent's knowledge any other party to a Parent Contract (as defined below), is in breach, violation or default under, and neither Parent nor any of its subsidiaries has received written notice that it is in breach, violation or default under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Parent or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the Parent Schedules (any such agreement, contract or commitment, a "PARENT CONTRACT") in such a manner as would permit any other party to cancel or terminate any such Parent Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

        3.17 Statements; Proxy Statement/Prospectus. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Registration Statement will at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Proxy Statement, on the date the Proxy Statement is first mailed to Parent's stockholders and the Company's stockholders, at the time of the Parent Stockholders' Meeting or the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders' Meeting or the Company Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to Parent or any of its affiliates, officers or directors is required to be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent shall promptly inform the Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied or to be supplied by the Company which is, will be, or is required to be contained in any of the foregoing documents.

        3.18 Board Approval. The Board of Directors of Parent has, as of the date of this Agreement, (i) determined that the Merger is fair to and in the best interests of Parent and its stockholders, (ii) determined to recommend that the stockholders of Parent approve the Issuance of the Shares and (iii) duly approved the Merger, this Agreement and the transactions contemplated hereby.

        3.19 State Takeover Statutes. The Board of Directors of Parent has approved the Merger, this Agreement, the Stock Option Agreements, and the Company Voting Agreement and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Stock Option Agreements, the Company Voting Agreement and the transactions contemplated hereby and thereby the provisions of Section 203 of Delaware Law to the extent, if any, such section is applicable to the Merger, this Agreement, the Stock Option Agreements, the Company Voting Agreement and the transactions contemplated hereby and thereby. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, this Agreement, the Stock Option Agreements, the Company Voting Agreement or the transactions contemplated hereby and thereby.

        3.20 Fairness Opinion. Parent has received a written opinion from Chase H&Q, dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to Parent from a financial point of view and will deliver to the Company a written confirmation copy of such opinion as soon as practicable after the date hereof.


                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        4.1 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company (which for the purposes of this Article IV shall include the Company and each of its subsidiaries) and Parent (which for the purposes of this Article IV shall include Parent and each of its subsidiaries) agree, except (i) as required by this Agreement, (ii) in the case of the Company as provided in Article IV of the Company Schedules and in the case of Parent as provided in Article IV of the Parent Schedules, or
(iii) to the extent that the other party shall otherwise consent (which consent shall not be unreasonably withheld or delayed with regard to actions that would be reasonably necessary to carry on the business of Parent or Company, as applicable, in the ordinary course, as a standalone entity if the Merger were not consummated) in writing, to carry on its business in the ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due subject to good faith disputes over such obligations, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has business dealings. In addition, except (i) in the case of the Company as provided in Article IV of the Company Schedules, (ii) in the case of Parent as provided in Article IV of the Parent Schedules, or (iii) as required by this Agreement, without the prior written consent (which consent shall not be unreasonably withheld or delayed with regard to actions that would be reasonably necessary carry on the business of Parent or Company, as applicable, in the ordinary course, as a standalone entity if the Merger were not consummated) of the other, neither the Company nor Parent shall do any of the following, and neither the Company nor Parent shall permit its subsidiaries to do any of the following:

               (a) Except as required by law or pursuant to the terms of a Company Plan or a Parent Plan, as the case may be, in effect as of the date hereof, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

               (b) Enter into any material partnership arrangements, joint development agreements or strategic alliances other than in the ordinary course of business consistent with past practice;

               (c) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other, or adopt any new severance plan or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

               (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock (other than distributions from a subsidiary (i) of Company to Company or (ii) of Parent to Parent as the case may be) or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

               (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or its subsidiaries, or Parent or its subsidiaries, as the case may be, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

               (f) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (i) the issuance, delivery and/or sale of shares of Company Common Stock or Parent Common Stock, as the case may be, pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement, (ii) the granting of options to purchase shares of Company Common Stock or Parent Common Stock, as the case may be, to be granted at fair market value in the ordinary course of business, consistent with past practice and in accordance with existing stock option plans in an amount not to exceed options to purchase 500,000 shares in the aggregate, (iii) shares of Company Common Stock or Parent Common Stock, as the case may be, issuable upon the exercise of the options referred to in clause (ii), and (iv) shares of Company Common Stock or Parent Common Stock, as the case may be, issuable to participants in the Parent ESPP or Company ESPP consistent with the terms thereof;

               (g) Cause, permit or propose any amendments to any charter document or Bylaw (or similar governing instruments of any subsidiaries);

               (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or enter into any joint ventures, strategic partnerships or alliances, other than in the ordinary course of business consistent with past practice;

               (i) Adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization;

               (j) Sell, lease, license, encumber or otherwise dispose of any properties or assets except sales of inventory in the ordinary course of business consistent with past practice, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of the Company or Parent, as the case may be;

               (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or Parent, as the case may be, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or (ii) pursuant to existing credit facilities in the ordinary course of business;

               (l) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee other than in the ordinary course of business consistent with past practice, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants;

               (m) Make any individual or series of related payments outside of the ordinary course of business in excess of $500,000;

               (n) Revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

               (o) Engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code whether or not otherwise permitted by the provisions of this Article IV;

               (p) Make any tax election that individually or in the aggregate, is reasonably likely to adversely affect in any material respect the tax liability or tax attributes of Company or Parent, as the case may be, or settle or compromise any material tax liability;

               (q) Pay, discharge, settle or satisfy any material litigation; or

               (r) Agree in writing or otherwise to take any of the actions described in Section 4.1 (a) through (q) above.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

        5.1 Proxy Statement/Prospectus; Registration Statement; Other Filings.

               (a) As promptly as practicable after the execution of this Agreement, the Company and Parent will prepare and file with the SEC the Proxy Statement, and Parent will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent will respond to any comments of the SEC, will use its respective best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, the Company and Parent will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky laws relating to the Merger and the transactions contemplated by this Agreement (the "OTHER FILINGS"). Each party will notify the other promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, the Company or Parent, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company or stockholders of Parent, such amendment or supplement.

               (b) Subject to Sections 5.2(c) and 5.2(d), the Proxy Statement will also include the recommendations of (i) the Board of Directors of the Company in favor of adoption of this Agreement, and (ii) the Board of Directors of Parent in favor of the issuance of shares of Parent Common Stock in the Merger.

        5.2 Meetings of Stockholders.

               (a) Promptly after the date hereof, the Company will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Company Stockholders' Meeting to be held as promptly as practicable, for the purpose of voting upon this Agreement. The Company will consult with Parent and use its commercially reasonable efforts to hold the Company Stockholders' Meeting on the same day as the Parent Stockholders' Meeting. Promptly after the date hereof, Parent will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Parent Stockholders' Meeting to be held as promptly as practicable for the purpose of voting upon the issuance of shares of Parent Common Stock by virtue of the Merger. Parent will consult with the Company and will use its commercially reasonable efforts to hold the Parent Stockholders' Meeting on the same day as the Company Stockholders' Meeting. Subject to Sections 5.2(c) and 5.2(d), Parent and the Company will each use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of their respective stockholders or stockholders required by the rules of Nasdaq or Delaware Law and all other applicable legal requirements to obtain such approvals.

               (b) Subject to Sections 5.2(c) and 5.2(d): (i) the Board of Directors of the Company shall recommend that the Company's stockholders vote in favor of and adopt this Agreement at the Company Stockholders' Meeting, and the Board of Directors of Parent shall recommend that Parent's stockholders vote in favor of the issuance of shares of Parent Common Stock in the Merger at the Parent Stockholders' Meeting; (ii) the Proxy Statement shall include a statement to the effect that the Board of Directors of the Company has recommended that the Company's stockholders vote in favor of and adopt this Agreement at the Company Stockholders' Meeting, and a statement to the effect that the Board of Directors of Parent has recommended that Parent's stockholders vote in favor of the issuance of shares of Parent Common Stock in the Merger at the Parent Stockholders' Meeting; and (iii) neither the Board of Directors of the Company, the Board of Directors of Parent, nor any committee of either shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the other party, the recommendations set forth in subsections 5.2(b)(i) or 5.2(b)(ii).

               (c) Nothing in this Agreement shall prevent the Board of Directors of the Company from withholding, withdrawing, amending or modifying its recommendation in favor of the Merger if (i) a Company Superior Offer (as defined below) is made to the Company and is not withdrawn, (ii) neither the Company nor any of its representatives shall have violated any of the restrictions set forth in Section 5.4(a), and (iii) the Board of Directors of the Company concludes in good faith, after consultation with its outside counsel, that, in light of such Company Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable law. Nothing contained in this Section 5.2 shall limit the Company's obligation to hold and convene the Company Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of the Company shall have been withdrawn, amended or modified). For purposes of this Agreement, "COMPANY SUPERIOR OFFER" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization or similar transaction involving the Company, pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 50% of the equity interest in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by the Company of all or substantially all of its assets, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the Company, in each case on terms that the Board of Directors of the Company determines, in its reasonable judgment (after consultation with its financial advisor) to be more favorable to the Company stockholders from a financial point of view than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "COMPANY SUPERIOR OFFER" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the judgment of the Company's Board of Directors to be obtained by such third party on a timely basis.

               (d) Nothing in this Agreement shall prevent the Board of Directors of Parent from withholding, withdrawing, amending or modifying its recommendation in favor of the Merger if (i) a Parent Superior Offer (as defined below) is made to Parent and is not withdrawn, (ii) neither Parent nor any of its representatives shall have violated any of the restrictions set forth in
Section 5.4(b), and (iii) the Board of Directors of Parent concludes in good faith, after consultation with its outside counsel, that, in light of such Parent Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Parent to comply with its fiduciary obligations to Parent's stockholders under applicable law. Nothing contained in this Section 5.2 shall limit Parent's obligation to hold and convene the Parent Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of Parent shall have been withdrawn, amended or modified). For purposes of this Agreement, "PARENT SUPERIOR OFFER" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent, pursuant to which the stockholders of Parent immediately preceding such transaction hold less than 50% of the equity interest in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by Parent of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 50% of the fair market value of Parent's business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Parent), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the Parent, in each case on terms that the Board of Directors of Parent determines, in its reasonable judgment (after consultation with its financial advisor) to be more favorable to the Parent stockholders from a financial point of view than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Parent Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the judgment of Parent's Board of Directors to be obtained by such third party on a timely basis.

        5.3 Access to Information; Confidentiality.

               (a) Each party will afford the other party and its accountants, counsel and other representatives reasonable access during normal business hours to the properties (including the performance of any soil and ground water testing thereon), books, records and personnel of the other party during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of such party, as the other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

               (b) The parties acknowledge that the Company and Parent have previously executed a Confidentiality Agreement, dated August 31, 1999 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

        5.4 No Solicitation.

               (a) Restrictions on the Company.

                      (i) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, the Company's and its subsidiaries' officers and directors will not and the Company and its subsidiaries will not authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them, to, directly or indirectly (i) solicit, initiate, knowingly encourage or knowingly induce the making, submission or announcement of any Company Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Company Acquisition Proposal, (iii) engage in discussions with any person with respect to any Company Acquisition Proposal, except as to the existence of these provisions,
(iv) subject to Section 5.2(c), approve, endorse or recommend any Company Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or providing for any Company Acquisition Transaction (as defined below); provided, however, until the date on which this Agreement is adopted by the required vote of the Company stockholders, nothing in this Section 5.4(a) or elsewhere in this Agreement shall prohibit the Company or any of its subsidiaries or any of their respective officers, directors, affiliates, employees, investment bankers, attorneys or other advisors or representatives from furnishing nonpublic information regarding the Company and its subsidiaries to, entering into a confidentiality agreement with or entering into discussions or negotiating with, any person or group in response to a Company Superior Offer submitted by such person or group (and not withdrawn) if (1) neither the Company nor any representative of the Company and its subsidiaries shall have violated any of the restrictions set forth in this Section 5.4(a), (2) the Board of Directors of the Company concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable law, (3) (x) at least three (3) days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such person or group, the Company gives Parent written notice of the identity of such person or group and of the Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person or group and (y) the Company receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of the Company and containing terms no less favorable to the disclosing party than the terms of the Confidentiality Agreement, and (4) contemporaneously with furnishing any such nonpublic information to such person or group, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). The Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Company Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer or director of the Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 5.4(a) by the Company. In addition to the foregoing, the Company shall (i) provide Parent with at least forty-eight (48) hours prior notice (or such lesser prior notice as provided to the members of the Company's Board of Directors but in no event less than eight hours) of any meeting of the Company's Board of Directors at which the Company's Board of

Directors is reasonably expected to consider a Company Superior Offer and (ii) provide Parent with at least three (3) business days prior written notice of a meeting of the Company's Board of Directors at which the Company's Board of Directors is reasonably expected to recommend a Company Superior Offer to its stockholders and together with such notice a copy of the definitive documentation relating to such Company Superior Offer.

                      (ii) For purposes of this Agreement, "Company Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent or any of its affiliates) providing for any Company Acquisition Transaction. For the purposes of this Agreement, "Company Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of the Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction or (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of all or substantially all of the assets of the Company.

                      (iii) In addition to the obligations of the Company set forth in paragraph (i) of this Section 5.4(a), the Company as promptly as practicable, and in any event within twenty-four (24) hours, shall advise Parent orally and in writing of any request received by the Company for non-public information which the Company reasonably believes would lead to a Company Acquisition Proposal or of any Company Acquisition Proposal, the material terms and conditions of such request, Company Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Company Acquisition Proposal or inquiry. The Company will keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Company Acquisition Proposal or inquiry.

                      (iv) Nothing contained in this Section 5.4(a) or elsewhere in this Agreement shall prohibit the Company or its Board of Directors from complying with Rule 14d-9 or Rule 14e-2 under the Exchange Act.

               (b) Restrictions on Parent.

                      (i) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, Parent's and its subsidiaries' officers and directors will not and Parent and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly (i) solicit, initiate, knowingly encourage or induce the making, submission or announcement of any Parent Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Parent Acquisition Proposal, (iii) engage in discussions with any person with respect to any Parent Acquisition Proposal, except as to the existence of these provisions, (iv) subject to Section 5.2(d), approve, endorse or recommend any Parent Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or providing for any Parent Acquisition Transaction (as defined below); provided, however, until the date on which the issuance of Parent Common Stock in the Merger is approved by the required vote of the Parent stockholders, nothing in this Section 5.4(b) or elsewhere in this Agreement shall prohibit Parent or any of its subsidiaries or any of their respective officers, directors, affiliates, employees, investment bankers, attorneys or other advisors or representatives from furnishing nonpublic information regarding Parent and its subsidiaries to, entering into a confidentiality agreement with or entering into discussions or negotiating with, any person or group in response to a Parent Superior Offer submitted by such person or group (and not withdrawn) if (1) neither Parent nor any representative of Parent and its subsidiaries shall have violated any of the restrictions set forth in this
Section 5.4(b), (2) the Board of Directors of Parent concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of Parent to comply with its fiduciary obligations to Parent's stockholders under applicable law, (3) (x) at least three (3) days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such person or group, Parent gives the Company written notice of the identity of such person or group and of Parent's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person or group and (y) Parent receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of Parent and containing terms no less favorable to the disclosing party than the terms of the Confidentiality Agreement, and (4) contemporaneously with furnishing any such nonpublic information to such person or group, Parent furnishes such nonpublic information to the Company (to the extent such nonpublic information has not been previously furnished by Parent to the Company). Parent and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Parent Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer or director of Parent or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Parent or any of its subsidiaries shall be deemed to be a breach of this Section 5.4(b) by Parent. In addition to the foregoing, Parent shall (i) provide the Company with at least forty eight (48) hours prior notice (or such lesser prior notice as provided to the members of Parent's Board of Directors but in no event less than eight hours) of any meeting of Parent's Board of Directors at which Parent's Board of Directors is reasonably expected to consider a Parent Superior Offer and (ii) provide the Company with at least three (3) business days prior written notice of a meeting of Parent's Board of Directors at which Parent's Board of Directors is reasonably expected to recommend a Parent Superior Offer to its stockholders and together with such notice a copy of the definitive documentation relating to such Parent Superior Offer.

                      (ii) For purposes of this Agreement, "PARENT ACQUISITION PROPOSAL" shall mean any offer or proposal (other than an offer or proposal by the Company) or any of its affiliates) providing for any Parent Acquisition Transaction. For the purposes of this Agreement, "PARENT ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from

Parent by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of Parent or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of Parent or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving Parent pursuant to which the stockholders of Parent immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of all or substantially all of the assets of Parent.

                      (iii) In addition to the obligations of Parent set forth in paragraph (i) of this Section 5.4(b), Parent as promptly as practicable, and in any event within twenty-four (24) hours, shall advise the Company orally and in writing of any request received by Parent for non-public information which Parent reasonably believes would lead to a Parent Acquisition Proposal or of any Parent Acquisition Proposal, the material terms and conditions of such request, Parent Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Parent Acquisition Proposal or inquiry. Parent will keep the Company informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Parent Acquisition Proposal or inquiry.

                      (iv) Nothing contained in this Section 5.4(b) or elsewhere in this Agreement shall prohibit Parent or its Board of Directors from complying with Rule 14d-9 or Rule 14e-2 under the Exchange Act.

        5.5 Public Disclosure. Parent and the Company will consult with each other and agree before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement, a Company Acquisition Proposal or a Parent Acquisition Proposal and will not issue any such press release or make any such public statement prior to such agreement, except as may be required by law or any listing agreement with a national securities exchange or Nasdaq, in which case reasonable efforts to consult with the other party will be made prior to such release or public statement; provided, however, that no such consultation or agreement shall be required if, prior to the date of such release or public statement, either party shall have withheld, withdrawn, amended or modified in substance adverse to the other party, its recommendation in favor of the Merger.

        5.6 Legal Requirements. Each of Parent, Merger Sub and the Company will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. Each of Parent, Merger Sub and the Company will take all reasonable steps as may be necessary to avoid any suit, claim, action investigation or proceeding by any Governmental Entity; provided, however, that, notwithstanding any provision of this Agreement to the contrary, Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company, its affiliates, or the imposition of any limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock in any case that could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Parent and its subsidiaries, including the Surviving Corporation, taken as a whole following the consummation of the Merger. Parent will use its commercially reasonable efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Parent Common Stock pursuant hereto. The Company will use its commercially reasonable efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

        5.7 Third Party Consents. As soon as practicable following the date hereof, Parent and the Company will each use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its or its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby. Parent shall consult with the Company regarding the terms of the Bank Consents (as defined below).

        5.8 FIRPTA. At or prior to the Closing, the Company, if requested by Parent, shall deliver to the IRS a notice that Company Common Stock is not a "U.S. Real Property Interest" as defined and in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

        5.9 Notification of Certain Matters. Parent and Merger Sub will give prompt notice to the Company, and the Company will give prompt notice to Parent, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date of this Agreement to the Effective Time, such that the conditions set forth in Section 6.2(a) or 6.3(a), as the case may be, would not be satisfied as a result thereof, or (b) any material failure of Parent and Merger Sub or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement such that the conditions set forth in Section 6.2(b) or 6.3(b), as the case may be, would not be satisfied as a result. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        5.10 Reasonable Efforts and Further Assurances. Subject to the respective rights and obligations of Parent and the Company under this Agreement, each of the parties to this Agreement will use all reasonable efforts to effectuate the Merger as expeditiously as practicable and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each of Parent, Merger Sub and the Company will take all reasonable steps as may be necessary to defend any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court of other Governmental Entity vacated or reversed. Each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

        5.11 Stock Options; Employee Stock Purchase Plans.

               (a) Stock Options. At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each, a "COMPANY STOCK OPTION") under Company Stock Option Plans, whether or not vested, shall by virtue of the Merger be assumed by Parent. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for issuance upon exercise of all Company Stock Options assumed in accordance with this Section 5.11. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such options immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), except that
(i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent and (iii) references to the Company in the agreement setting forth the terms of each Company Stock Option shall mean Parent.

               (b) ESPP. At the Effective Time, in accordance with the terms of the Company ESPP, all rights to purchase shares of Company Common Stock under the Company ESPP shall be converted (in accordance with the Exchange Ratio) into rights to purchase shares of Parent Common Stock (with the number of shares rounded down to the nearest whole share and the purchase price as of the offering date for each offering period in effect as of the Effective Time rounded up to the nearest whole cent) and all such converted rights shall be assumed by Parent and the offering periods in effect under the Company ESPP immediately prior to the Effective Time shall be continued in accordance with the terms of the Company ESPP until the end of the offering periods in effect as of the Effective Time. The Company ESPP shall terminate with the exercise of the last assumed right, and no additional purchase rights shall be granted under the Company ESPP following the Effective Time except that references to the Company in the Company ESPP and related documents shall mean Parent (except that the purchase price as of the offering date for a relevant period shall be determined with respect to the fair market value of the Company's common stock, as adjusted hereby). Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for issuance upon exercise of rights to purchase Shares of Parent Common Stock under the Company ESPP assumed in accordance with this Section 5.11. Parent agrees that from and after the Effective Time, the Company employees may participate in the Parent ESPP, subject to the terms and conditions of the Parent ESPP, and service with the Company shall be treated as service with the Parent for determining eligibility of the Company Employees under the Parent ESPP.

        5.12 Form S-8. Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options or the terms of the Company ESPP as soon as is reasonably practicable (and in any event within thirty (30) days) after the Effective Time.

        5.13 Indemnification.

               (a) From and after the Effective Time, the Surviving Corporation will fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers existing prior to the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain the provisions with respect to indemnification and elimination of liability for monetary damages set forth in the Certificate of Incorporation and Bylaws of the Company, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors, officers, employees or agents of the Company, unless such modification is required by law.

               (b) For a period of six years after the Effective Time, Parent will cause the Surviving Corporation to maintain in effect, to the extent available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to those applicable to the then current directors and officers of Parent; provided, however, that in no event will Parent or the Surviving Corporation be required to expend in excess of $450,000 in an annual premium for such coverage (or such coverage as is available for such annual premium).

               (c) This Section 5.13 will survive the consummation of the Merger at the Effective Time and will be binding on all successors and assigns of the Surviving Corporation.

        5.14 Tax-Free Reorganization. Parent and the Company will each use its commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code. Parent and the Company will each make available to the other party and their respective legal counsel copies of all returns requested by the other party.

        5.15 Nasdaq Qualification. Parent agrees to authorize for trading on Nasdaq the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

        5.16 Action by Boards of Directors. Prior to the Effective Time, the board of directors of each of Parent and the Company shall comply as applicable with the provisions of the SEC's no-action letter dated January 12, 1999 addressed to Skadden, Arps, Slate, Meagher and Flom LLP relating to Rule 16b of the Exchange Act.

        5.17 The Company Affiliate Agreement. Set forth in Section 5.17 of the Company Schedules is a list of those persons who may be deemed to be, in the Company's reasonable judgment, affiliates of the Company within the meaning of Rule 145 promulgated under the Securities Act (a "COMPANY AFFILIATE"). The Company will provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing such list. The Company will use its best efforts to deliver or cause to be delivered to Parent as promptly as practicable on or following the date hereof from each Company Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit E (the "COMPANY AFFILIATE AGREEMENT"), each of which will be in full force and effect as of the Effective Time. Parent will be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by a Company Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Company Affiliate Agreement.

        5.18 Regulatory Filings; Reasonable Efforts. As soon as may be reasonably practicable, the Company and Parent each shall execute and file, or join in the execution and filing of, any application, notification (including, without limitation, any notification or provision of information, if any, that may be required under the HSR Act) or any other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity, whether federal, state, local or foreign, which may be reasonably required, or which the other party hereto may reasonably request, in connection with the consummation of the Merger or any other transactions contemplated by this Agreement. The Company and Parent shall in good faith use their best efforts to as expeditiously as possible obtain, and to cooperate with the other to expeditiously obtain, all such authorizations, approvals and consents. The Company and Parent each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the United States Federal Trade Commission (the "FTC"), the Antitrust Division of the United States Department of Justice (the "DOJ") or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

        5.19 Board of Directors; Officers.

               (a) At or prior to the Effective Time, each of the Company and Parent agrees to take such action as is necessary to cause the number of directors comprising the full Board of Directors of Parent to be nine persons, including (i) six of the current members of Parent's Board of Directors (or, if fewer than six of the current members of Parent's Board of Directors are available or willing to serve as a director of Parent after the Effective Time, such replacement directors as may be nominated by the remaining members of Parent's Board of Directors in accordance with the Bylaws of Parent) (the "PARENT DESIGNEES") and (ii) three of the Company's current directors nominated by the Company (or, if fewer than three of the current members of the Company's Board of Directors are available or willing to serve as a director of Parent after the Effective Time, such replacement directors as may be nominated by the remaining directors of the Company) (the "COMPANY DESIGNEES").

               (b) From and after the Effective Time, and until successors are duly elected or appointed and qualified in accordance with applicable law, the following persons (the "PARENT OFFICERS") shall hold the titles indicated at Parent and shall serve at the pleasure of the Board of Directors of Parent:

               Chief Executive Officer             T. H. Tan

               Chief Operating Officer             Ronald J. Buschur

               Chief Technical Officer             Michael A. Russak

               Chief Financial Officer             Edward Siegler

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

        6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

               (a) Stockholder Approval. This Agreement shall have been adopted by the requisite vote under applicable law by the stockholders of the Company, and the issuance of shares of Parent Common Stock by virtue of the Merger shall have been duly approved by the requisite vote under Delaware law, the Parent Charter Documents and the rules of the National Association of Securities Dealers, Inc. by the stockholders of Parent.

               (b) Registration Statement Effective; Proxy Statement. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement shall have been initiated or threatened in writing by the SEC.

               (c) No Order; HSR Act. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early.

               (d) Tax Opinions. Parent and the Company shall each have received substantially identical written opinions from their counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Cooley Godward LLP, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code, and such opinions shall not have been withdrawn; provided, however, that if the counsel to either Parent or the Company does not render such opinion or renders but withdraws such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders and does not withdraw such opinion to such party. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

               (e) Nasdaq Qualification. The shares of Parent Common Stock issuable to stockholders of the Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for trading on the Nasdaq upon official notice of issuance.

        6.2 Additional Conditions to Obligations of the Company. The obligation of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

               (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement, except where the failure to be so true and correct would not, in the aggregate, have a Material Adverse Effect on Parent. In addition, the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases (other than the representations in Sections 3.2 and 3.3) where the failure to be so true and correct would not, in the aggregate, have a Material Adverse Effect on Parent. The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent; and

               (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent.

               (c) Bank Consent. Prior to August 15, 2000, Parent shall have (a) entered into amendments to the Credit Agreements (as described below) such that Parent is not, at the time of entering into such amendments, in default under the Credit Agreements, and (b) obtained all necessary approvals of the Merger and the transactions contemplated hereby from the lenders party to each of the following credit agreements: (i) the Amended and Restated Credit Agreement dated as of June 20, 1997 with Fleet National Bank as agent, (ii) the Credit Agreement dated as of October 7, 1996 with the Dai Ichi Kangyo Bank, Limited, (iii) the Credit Agreement dated as of December 15, 1995 with The Industrial Bank of Japan, Limited, San Francisco Agency ("IBJ") as agent, and (iv) the Credit Agreement dated as of February 7, 1997 with IBJ as agent (the agreements described in clauses (i) through (iv) are, collectively, the "CREDIT AGREEMENTS"), as the Credit Agreements may be amended, modified or restructured prior to or as of the Closing Date (the "BANK CONSENTS").

        6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

               (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement, except where the failure to be so true and correct would not, in the aggregate, have a Material Adverse Effect on the Company. In addition, the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases (other than the representations in Sections 2.2 and 2.3)where the failure to be so true and correct would not, in the aggregate, have a Material Adverse Effect on the Company. Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by the President and the Chief Financial Officer of the Company; and

               (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Parent shall have received a certificate to such effect signed on behalf of the Company by the President and the Chief Financial Officer of the Company.

                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

        7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of the Company or the approval of the issuance of Parent Common Stock in connection with the Merger by the stockholders of Parent:

               (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company;

               (b) by either the Company or Parent if the Merger shall not have been consummated by 5:00 p.m. Pacific Time, on October 31, 2000 (the "INITIAL END DATE"); provided, that if at the Initial End Date the only condition to the obligation of the parties to effect the Merger that shall not then be satisfied or waived is that described in the second sentence of Section 6.1(c), then such date shall be automatically extended to December 31, 2000; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

               (c) by either the Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

               (d) by either the Company or Parent if the required approvals of the stockholders of the Company or the stockholders of Parent contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at the Company Stockholders' Meeting or the Parent Stockholders' Meeting, respectively, duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement;

               (e) by the Company, upon (i) a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or
Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its commercially reasonable efforts, then the Company may not terminate this Agreement under this Section 7.1(e) for thirty (30) days after delivery of written notice from the Company to Parent of such breach, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this paragraph (e) if such breach by Parent is cured) or (ii) if the conditions set forth in Section 6.2(c) have not been met prior to August 15, 2000;

               (f) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under this
Section 7.1(f) for thirty (30) days after delivery of written notice from Parent to the Company of such breach, provided the Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (f) if such breach by the Company is cured);

               (g) by the Company if a Company Triggering Event (as defined below) shall have occurred; or

               (h) by Parent if a Parent Triggering Event (as defined below) shall have occurred.

        For the purposes of this Agreement, a "COMPANY TRIGGERING EVENT" shall be deemed to have occurred if: (i) the Board of Directors of Parent or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to the Company its recommendation in favor of the adoption of this Agreement; (ii) Parent shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of Parent in favor of the issuance of shares of Parent Common Stock in connection with the Merger;
(iii) Board of Directors of Parent fails to reaffirm its recommendation in favor of the issuance of shares of Parent Common Stock in connection with the Merger within ten (10) business days after the Company requests in writing that such recommendation be reaffirmed at any time following the announcement of a Parent Acquisition Offer; (iv) the Board of Directors of Parent or any committee thereof shall have approved or recommended any Parent Acquisition Offer; (v) Parent shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Parent Acquisition Offer; (vi) a tender or exchange offer relating to securities of Parent constituting an Acquisition Proposal shall have been commenced by a person unaffiliated with the Company and Parent shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that Parent recommends rejection of such tender or exchange offer; or
(vii) Parent shall have breached in any material respect the provisions of
Section 5.4(b) of this Agreement. For purposes of this Agreement, "PARENT ACQUISITION OFFER" shall mean any offer or proposal (other than an offer or proposal by the Company) relating to any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from Parent by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 50% interest in the total outstanding voting securities of Parent or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 50% or more of the total outstanding voting securities of Parent or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving Parent pursuant to which the stockholders of Parent immediately preceding such transaction hold less than 50% of the equity interests in the surviving or resulting entity of such transaction or (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of all or substantially all of the assets of Parent.

               (i) For the purposes of this Agreement, a "PARENT TRIGGERING EVENT" shall be deemed to have occurred if: (i) the Board of Directors of the Company or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its recommendation in favor of adoption of this Agreement; (ii) the Company shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of the Company in favor of adoption of the Agreement; (iii) Board of Directors of the Company fails to reaffirm its recommendation in favor of adoption of the Agreement within ten (10) business days after Parent requests in writing that such recommendation be reaffirmed at any time following the announcement of a Company Acquisition Proposal; (iv) the Board of Directors of the Company or any committee thereof shall have approved or recommended any the Company Acquisition Offer; (v) the Company shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Company Acquisition Offer; (vi) a tender or exchange offer relating to securities of the Company constituting an Acquisition Proposal shall have been commenced by a person unaffiliated with Parent and the Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that the Company recommends rejection of such tender or exchange offer; or (vii) the Company shall have breached in any material respect the provisions of Section 5.4(a) of this Agreement. For purposes of this Agreement, "COMPANY ACQUISITION OFFER" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 50% interest in the total outstanding voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 50% or more of the total outstanding voting securities of the Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 50% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of all or substantially all of the assets of the Company.

        7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article 8 (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement.

        7.3 Fees and Expenses.

               (a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' and accountants' fees and expenses, incurred (i) in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto or (ii) for the pre-merger notification and report forms under the HSR Act.

               (b) Company Payments.

                      (i) the Company shall pay to Parent in immediately available funds, within two (2) business days after demand by Parent, an amount equal to $5,000,000 (the "COMPANY TERMINATION FEE") if this Agreement is terminated by Parent pursuant to Section 7.1(h).

                      (ii) the Company shall pay Parent in immediately available funds, within two (2) business days after demand by Parent, an amount equal to the Company Termination Fee, if this Agreement is terminated by Parent or the Company, as applicable, pursuant to Section 7.1(b) or Section 7.1(d) as a result of the Company's failure to obtain the required approvals of the stockholders of the Company and any of the following shall occur:

                           (1) if following the date hereof and prior to the
termination of this Agreement, a third party has publicly announced (and not publicly and irrevocably withdrawn) a Company Acquisition Offer and within the Applicable Period (as defined below) a Company Acquisition (as defined below) is consummated; or

                           (2) if following the date hereof and prior to the
termination of this Agreement, a third party has publicly announced (and not publicly and irrevocably withdrawn) a Company Acquisition Offer and within the Applicable Period the Company enters into an agreement or letter of intent providing for a Company Acquisition.

                      (iii) the Company acknowledges that the agreements contained in this Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b) and, in order to obtain such payment, Parent commences a lawsuit that results in a judgment against the Company for the amounts set forth in this Section 7.3(b), the Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such lawsuit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement. For the purposes of this Agreement, "COMPANY ACQUISITION" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of or Parent Company involved in such transaction, (ii) a sale or other disposition by the Company of all or substantially all of its assets or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the Company.

               (c) Parent Payments.

                      (i) Parent shall pay to the Company in immediately available funds, within two (2) business days after demand by the Company, an amount equal to $5,000,000 (the "PARENT TERMINATION FEE") if this Agreement is terminated by the Company pursuant to Section 7.1(g).

                      (ii) Parent shall pay the Company in immediately available funds, within two (2) business days after demand by the Company, an amount equal to the Parent Termination Fee, if this Agreement is terminated by the Company or Parent, as applicable, pursuant to Section 7.1(b) or Section 7.1(d) as a result of Parent's failure to obtain the required approvals of the stockholders of Parent and any of the following shall occur:

                           (1) if following the date hereof and prior to the
termination of this Agreement, a third party has publicly announced (and not publicly and irrevocably withdrawn) a Parent Acquisition Offer and within the Applicable Period a Parent Acquisition (as defined below) is consummated; or

                           (2) if following the date hereof and prior to the
termination of this Agreement, a third party has publicly announced (and not publicly and irrevocably withdrawn) a

Parent Acquisition Offer, and within the Applicable Period Parent enters into an agreement or letter of intent providing for a Parent Acquisition.

                      (iii) Parent acknowledges that the agreements contained in this Section 7.3(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement; accordingly, if Parent fails to pay in a timely manner the amounts due pursuant to this Section 7.3(c) and, in order to obtain such payment, the Company commences a lawsuit that results in a judgment against Parent for the amounts set forth in this Section 7.3(c), Parent shall pay to the Company its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such lawsuit, together with interest on the amounts set forth in this Section 7.3(c) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(c) shall not be in lieu of damages incurred in the event of breach of this Agreement. For the purposes of this Agreement, "PARENT ACQUISITION" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, or similar transaction involving Parent pursuant to which the stockholders of Parent immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of or Parent Company involved in such transaction, (ii) a sale or other disposition by Parent all or substantially all or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Parent), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of Parent.

               (d) Applicable Period. For the purposes of this Agreement, "APPLICABLE PERIOD" shall mean (i) the 12-month period following the termination of this Agreement if the party with whom the Company (in the case of Section 7.3(b)) or Parent (in the case of Section 7.3(c)) consummates a Company Acquisition or Parent Acquisition, respectively, or enters into an agreement or letter of intent providing for a Company Acquisition or Parent Acquisition, respectively, or an affiliate thereof, has publicly announced and not publicly and irrevocably withdrawn a Company Acquisition Offer or Parent Acquisition Offer, respectively, following the date hereof and prior to the termination of this Agreement or (ii) the 6-month period following the termination of this Agreement.

        7.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

        7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

        8.1 Non-Survival of Representations and Warranties. The representations, warranties and pre-closing covenants of the Company, Parent and Merger Sub contained in this Agreement or in any certificate or instrument delivered pursuant hereto shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

        8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the day of delivery, if delivered personally or on the second business day after delivery if delivered by commercial delivery service, or sent via facsimile (receipt confirmed), to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

               (a)    if to Parent or Merger Sub, to:

                      Komag, Incorporated
                      1710 Automation Parkway
                      San Jose, CA 95131
                      Attention:  Chief Executive Officer
                      Fax No.: (408) 944-9540
                      with copies to:

                      Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road
                      Palo Alto, California 94304-1050
                      Attention: Alan Austin, Esq. / Kathleen B. Bloch, Esq. Fax No.: (650) 461-5375

                      and to:

                      Wilson Sonsini Goodrich & Rosati, Professional Corporation One Market Street
                      Spear Street Tower, Suite 1600
                      San Francisco, California 94105
                      Attention:  Steve L. Camahort, Esq.
                      Fax No.:  (415) 947-2099

               (b)    if to the Company, to:

                      HMT Technology Corp.
                      1055 Page Avenue
                      Freemont, CA 94538
                      Attention: Chief Executive Officer
                      Fax No.: (510) 623-9570
                      with a copy to:

                      Cooley Godward LLP
                      3000 El Camino Real
                      Palo Alto, CA 94306
                      Attention: James C. Kitch, Esq.
                      Fax No.: (650) 849-7004

        8.3 Interpretation; Knowledge.

               (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "WITHOUT LIMITATION." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

               (b) For purposes of this Agreement, the term "KNOWLEDGE" means, with respect to any matter in question, that the executive officers of the Company or Parent, as the case may be, have actual knowledge of such matter.

               (c) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance, condition or effect which has had a material adverse effect on the business, financial condition or results of operations of such entity and its subsidiaries taken as a whole; provided, however, that in no event shall any of the following constitute a Material Adverse Effect or be taken into account in determining whether a Material Adverse Effect has occurred: (i) a change in the trading prices of either of Parent's or Company's equity securities between the date hereof and the Effective Time, in and of itself; (ii) a failure of Parent or Company to meet the publicly available forecast financial information prepared by equity research analysts between the date hereof and the Effective Time; (iii) changes, events, violations, inaccuracies, circumstances, conditions or effects generally affecting the industry in which either Parent or Company operate or arising from changes in general business or economic conditions in the United States or in any jurisdiction in which Parent or Company transacts business; (iv) changes, events, violations, inaccuracies, circumstances, conditions or effects resulting from the announcement or pendency of this Agreement or of any of the transactions contemplated by this Agreement (including, without limitation, any delays in customer orders or reductions in sales so resulting); and (v) changes that result directly from the unreasonable delay or withholding of consent by the other party to actions otherwise prohibited by Section 4.1.

        8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        8.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedules and the Parent Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth herein.

        8.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        8.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

        8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

        8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the of the parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        8.11 WAIVER OF JURY TRIAL. EACH OF PARENT, THE COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, THE COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed by their duly authorized respective officers, as of the date first written above.

                                       KOMAG, INCORPORATED

                                       By: /s/ THIAN H. TAN
                                          --------------------------------------

                                            Name: Thian H. Tan
                                                 -------------------------------

                                            Title: President and Chief
                                                   Executive Officer
                                                  ------------------------------



                                       HMT TECHNOLOGY CORP.

                                       By: /s/ RONALD J. BUSCHUR
                                          --------------------------------------

                                            Name: Ronald J. Buschur
                                                 -------------------------------

                                            Title: President and Chief
                                                   Operating Officer
                                                  ------------------------------


                                       KHM, INC.

                                       By: /s/ EDWARD H. SIEGLER
                                          --------------------------------------

                                            Name: Edward H. Siegler
                                                 -------------------------------

                                            Title: Vice President
                                                  ------------------------------





                        ****REORGANIZATION AGREEMENT****

                                                                       EXHIBIT A



                         PARENT STOCK OPTION AGREEMENT


        THIS PARENT STOCK OPTION AGREEMENT (this "AGREEMENT") is made and entered into as of April 26, 2000, among HMT Technology Corp., a Delaware corporation (the "COMPANY"), and Komag, Incorporated, a Delaware corporation ("PARENT"). Capitalized terms used but not otherwise defined herein will have the meanings ascribed to them in the Merger Agreement (as defined below).

                                    RECITALS

        A. The Company, Merger Sub (as defined below) and Parent have entered into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT") which provides for the merger (the "MERGER") of a wholly-owned subsidiary of Parent ("MERGER SUB") with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company will be converted into Common Stock of Parent.

        B. As a condition to Parent's willingness to enter into the Merger Agreement, Parent has requested that the Company agree, and the Company has so agreed, to grant to Parent an option to acquire shares of the Company's Common Stock, par value $.01 per share (the "COMPANY SHARES"), upon the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

        1. Grant of Option. Parent hereby grants to the Company an irrevocable option (the "OPTION") to acquire up to 13,144,754 Parent Shares (the "OPTION SHARES"), in the manner set forth below by paying cash at a price of $3.0313 per share (the "EXERCISE PRICE").

        2. Exercise of Option; Maximum Proceeds.

               (a) The Option may be exercised by the Company in whole or in part, at any time or from time to time (i) if the Merger Agreement is terminated pursuant to 7.1(g) thereof or (ii) immediately prior to the occurrence of any event causing the Parent Termination Fee to become payable pursuant to Section 7.3(c)(ii) thereof (any of the events being referred to herein as an "EXERCISE EVENT"). In the event the Company wishes to exercise the Option, the Company will deliver to Parent a written notice (each an "EXERCISE NOTICE") specifying the total number of Option Shares it wishes to acquire. Each closing of a purchase of Option Shares (a "CLOSING") will occur on a date and at a time prior to the termination of the Option designated by the Company in an Exercise Notice delivered at least two (2) business days prior to the date of such Closing, which Closing will be held at the principal offices of Parent.

               (b) The Option will terminate upon the earliest of (i) the Effective Time, (ii) twelve (12) months following the date on which the Merger Agreement is terminated pursuant to Section 7.1(b) or 7.1(d) thereof, if no event causing the Termination Fee to become payable pursuant to Section 7.3(c)(ii) of the Merger Agreement has occurred, (iii) six (6) months following the date on which the Merger Agreement is terminated pursuant to
Section 7.1(h) thereof, (iv) in the event the Merger Agreement has been terminated pursuant to Section 7.1(b) or 7.1(d) thereof and the Termination Fee became payable pursuant to Section 7.3(c)(ii) thereof, six (6) months after payment of the Termination Fee; and (v) the date on which the Merger Agreement is otherwise terminated; provided, however, that if the Option cannot be exercised by reason of any applicable government order, judgment or decree or because the waiting period related to the issuance of the Option Shares under the HSR Act will not have expired or been terminated, then the Option will not terminate until the tenth (10th) business day after such impediment to exercise will have been removed or will have become final and not subject to appeal.

        3. Conditions to Closing. The obligation of Parent to issue Option Shares to the Company hereunder is subject to the conditions that (A) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder will have expired or been terminated; (B) all material consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Federal, state or local administrative agency or commission or other Federal state or local governmental authority or instrumentality, if any, required in connection with the issuance of the Option Shares hereunder will have been obtained or made, as the case may be; and (C) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance will be in effect. It is understood and agreed that at any time during which the Option is exercisable, the parties will use their respective commercially reasonable best efforts to satisfy all conditions to Closing, so that a Closing may take place as promptly as practicable.

        4. Closing. At any Closing, (A) Parent will deliver to the Company a single certificate in definitive form representing the number of Parent Shares designated by Company in its Exercise Notice, such certificate to be registered in the name of the Company and to bear the legend set forth in Section 11 hereof, against delivery of (B) payment by the Company to Parent of the aggregate purchase price for the Parent Shares so designated and being purchased by delivery of a certified check or bank check.

        5. Representations and Warranties.

               (a) By the Parent. Parent represents and warrants to the Company that (A) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (B) the execution and delivery of this Agreement by Parent and consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or any of the transactions contemplated hereby; (C) this Agreement has been duly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent and, assuming this Agreement constitutes a legal, valid and binding obligation of the Company, is enforceable against Parent in accordance with its terms; (D) except for any filings required under the HSR Act, Parent has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued Parent Shares for the Company to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional Parent Shares or other securities which may be issuable pursuant to Section 8(a) upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable; (E) upon delivery of the Parent Shares and any other securities to the Company upon exercise of the Option, the Company will acquire such Parent Shares or other securities free and clear of all material claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, excluding those imposed by the Company; (F) the execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws or equivalent organizational documents of Parent or any of its subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected; and (G) the execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity except pursuant to the HSR Act.

               (b) By Parent. The Option and any Option Shares which Parent may hereafter acquire are being acquired by Parent for its own account, for investment and not with a view to the distribution or resale thereof, except in compliance with the Securities Act of 1933, as amended, and applicable state securities and blue sky laws. Parent has sufficient knowledge and experience in investing in securities similar to the Option and to the Option Shares so as to be able to evaluate the risks and merits of any investment in the Option and in the Option Shares and is able financially to bear the risks thereof, including a complete loss of its investment.

        6. The Company Put. At the request of and upon notice by the Company (the "PUT NOTICE"), at any time during the period during which the Option is exercisable pursuant to Section 2 (the "PURCHASE PERIOD"), Parent (or any successor entity thereof) will purchase from the Company the Option, to the extent not previously exercised, at the price set forth in subparagraph (i) below (as limited by Section 10, below), and the Option Shares, if any, acquired by the Company pursuant thereto, at the price set forth in subparagraph (ii) below (as limited by Section 10, below):

                      (i) The amount, if any, by which the "MARKET/TENDER OFFER PRICE" for the Parent Shares as of the date the Company gives notice of its intent to exercise its rights under this Section 6(a) exceeds the Exercise Price, multiplied by the number of Parent Shares purchasable pursuant to the Option. "MARKET/TENDER OFFER PRICE" shall mean the highest of: (i) the highest purchase price per share paid after the date of this Agreement and on or prior to the delivery of the Put Notice pursuant to any tender or exchange offer made for shares of Company Common Stock, (ii) the highest price per share paid or to be paid by any Person for shares of Company Common Stock pursuant to any agreement contemplating a merger or other business combination transaction involving the Company that was entered into after the date of this Agreement and on or prior to the delivery of the Put Notice or (iii) the average of the highest bid prices per share of Company Common Stock as quoted on the Nasdaq National Market (or if Company share of Company Common Stock as quoted on the Nasdaq National Market (or if Company Common Stock is not quoted on the Nasdaq National Market, the highest bid price per share of Company Common Stock as quoted on any other market comprising a part of the Nasdaq Stock Market or, if the shares of Company Common Stock are not quoted thereon, on the principal trading market (as defined in Regulation M under the Exchange Act) on which such shares are traded as reported by a recognized source) during the 20-day period ending on the date of delivery of the Put Notice. For purposes of determining the highest price offered pursuant to any Parent Acquisition Proposal which involves consideration other than cash, the value of such consideration will be equal to the higher of (x) if securities of the same class of the proponent as such consideration are traded on any national securities exchange or by any registered securities association, a value based on the closing sale price or asked price for such securities on their principal trading market on such date and (y) the value ascribed to such consideration by the proponent of such Parent Acquisition Proposal, or if no such value is ascribed, a value determined in good faith by the Board of Directors of Parent.

                      (ii) The Exercise Price paid by the Company for Parent Shares acquired pursuant to the Option plus the amount by which the Market/Tender Offer Price exceeds the Exercise Price multiplied by the number of Parent Shares so purchased.

        7. Payment and Redelivery of Option or Shares. In the event the Company exercises its rights under Section 6, Parent will, within five (5) business days after the Company delivers notice pursuant to Section 6, pay the required amount to the Company in immediately available funds and the Company will surrender to Parent the Option and the certificates evidencing the Parent Shares purchased by the Company pursuant thereto.

        8. Registration Rights.

               (a) Following the termination of the Merger Agreement and until such time as all Option Shares issued to Parent may be sold pursuant to Rule 144(d) of the Securities Act of 1933 (the "REGISTRATION PERIOD"), the Company (sometimes referred to herein as the "HOLDER") may by written notice (a "REGISTRATION NOTICE") to Parent (the "REGISTRANT") request the Registrant to register under the Securities Act all or any part of the shares acquired by the Holder pursuant to this Agreement (such shares requested to be registered, the "REGISTRABLE SECURITIES") in order to permit the sale or other disposition of any or all shares of the Registrable Securities that have been acquired by or are issuable to Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision. Holder agrees to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 5.0% of the then-outstanding voting power of Registrant. Upon a request for registration, the Registrant will have the option exercisable by written notice delivered to the Holder within ten (10) business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities for cash at a price (the "OPTION PRICE") equal to the product of (i) the number of Registrable Securities so purchased and (ii) the per share average of the closing sale prices of the Registrant's Common

Stock on Nasdaq for the ten (10) trading days immediately preceding the date of the Registration Notice. Any such purchase of Registrable Securities by the Registrant hereunder will take place at a closing to be held at the principal executive offices of the Registrant or its counsel at any reasonable date and time designated by the Registrant in such notice within ten (10) business days after delivery of such notice. The payment for the shares to be purchased will be made by delivery at the time of such closing of the Option Price in immediately available funds.

               (b) The Registrant will use all reasonable efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities requested to be registered in the Registration Notice and to keep such registration statement effective for such period not in excess of 120 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition; provided, however, that the Holder will not be entitled to more than an aggregate of two (2) effective registration statements hereunder. The obligations of Registrant hereunder to file a registration statement and to maintain its effectiveness may be suspended for up to 90 calendar days in the aggregate if the Board of Directors of Registrant shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of material nonpublic information that would materially and adversely affect Registrant or otherwise interfere with or adversely affect any pending or proposed offering of securities of Registrant or any other material transaction involving Registrant. The Registrant will use all reasonable efforts to cause any Registrable Securities registered pursuant to this Section 8 to be qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request and will continue such registration or qualification in effect in such jurisdictions; provided, however, that the Registrant will not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision. If during the Registration Period, Registrant effects a registration under the Securities Act of Parent Common Stock for its own account or for any other stockholders of Registrant (other than on Form S-4 or Form S-8, or any successor form), it will, in addition to the Registrant's other obligations under this Section 8, allow Holder the right to participate in such registration by selling its Registrable Securities; provided that the Holder participates in the underwriting; provided, however, that if the managing underwriter of such offering advises the Registrant in writing that in its opinion the number of shares of Company Stock requested to be included therein by Holder pro rata (based on the number of shares intended to be included therein) with the shares intended to be included therein by Persons other than the Registrant. In connection with any offering, sale and delivery of Company Common Stock pursuant to a registration effected pursuant to this Section 8, the Registrant and the Holder shall provide each other and each underwriter of the offering with customary representations, warranties and covenants, including covenants of indemnification and contribution.

               (c) The registration rights set forth in this Section 8 are subject to the condition that the Holder will provide the Registrant with such information with respect to the Holder's Registrable Securities, the plan for distribution thereof, and such other information with respect to the Holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in a registration statement all facts required to be disclosed with respect to a registration thereunder.

               (d) A registration effected under this Section 8 will be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to the Holder, and the Registrant will provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as such underwriters may reasonably require. In connection with any registration, the Holder and the Registrant agree to enter into an underwriting agreement reasonably acceptable to each such party, in form and substance customary for transactions of this type with the underwriters participating in such offering.

               (e) Indemnification.

                      (i) The Registrant will indemnify the Holder, each of its directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter of the Registrant's securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Registrant of any rule or regulation promulgated under the Securities Act applicable to the Registrant in connection with any such registration, qualification or compliance, and the Registrant will reimburse the Holder and, each of its directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, that the Registrant will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Registrant by such Holder or director or officer or controlling person or underwriter seeking indemnification.

                      (ii) The Holder will indemnify the Registrant, each of its directors and officers and each underwriter of the Registrant's securities covered by such registration statement and each person who controls the Registrant within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Securities Act applicable to the Holder in connection with any such registration, qualification or compliance, and will reimburse the Registrant, such directors, officers or control persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Registrant by the Holder for use therein; provided, that in no event will any indemnity under this Section 8(e) exceed the net proceeds of the offering received by the Holder.

                      (iii) Each party entitled to indemnification under this
Section 8(e) (the "INDEMNIFIED PARTY") will give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, will be approved by the Indemnified Party (whose approval will not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party will pay such expense if representation of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, and provided further, however, that the failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its obligations under this Section 8(e) unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party will be required to indemnify any Indemnified Party with respect to any settlement entered into without such Indemnifying Party's prior consent (which will not be unreasonably withheld).

        9. Adjustment Upon Changes in Capitalization.

               (a) In the event of any change in the Parent Shares by reason of stock dividends, stock splits, reverse stock splits, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities subject to the Option, and the Exercise Price will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction so that the Company will receive, upon exercise of the Option, the number and class of shares or other securities or property that the Company would have received in respect of the Parent Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

               (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, if the number of outstanding shares of Parent Common Stock increases or decreases after the date of this Agreement (other than pursuant to an event described in Section 9(a)), the number of shares of Parent Common Stock subject to the Option (including those Option Shares which may have already been exercised) will be adjusted so that it equals 19.99% of the number of shares of Parent Common Stock then issued and outstanding, without giving effect to any Option Shares.

        10. Profit Limitation.

               (a) Notwithstanding any other provision in this Agreement or the Reorganization Agreement, in no event shall Parent's Total Profit (as defined below) exceed $6,000,000 (the "MAXIMUM PROFIT") and, if Parent's Total Profit otherwise would exceed the Maximum Profit, Parent, at its sole discretion, shall either (i) reduce the number of Option Shares subject to the Option, (ii) deliver to the Company for cancellation Option Shares (or other securities into which such Option Shares are converted or exchanged) previously purchased by Parent, (iii) pay cash to the Company, or (iv) any combination of the foregoing, so that Parent's actually realized Total Profit shall not exceed the Maximum Profit after taking into account the foregoing actions.

               (b) For purposes of this Agreement, "TOTAL PROFIT" shall mean:
(i) the aggregate amount (before taxes) of (A) any excess of (x) the net cash amounts or fair market value of any property received by Parent pursuant to a sale of Option Shares (or securities into which such shares are converted or exchanged) over (y) the Parent's aggregate purchase price for such Option Shares (or other securities), plus (B) any amounts received by Parent pursuant to the repurchase of the Option by the Company pursuant to Section 6, plus (C) any termination fee paid in cash by the Company and received by Parent pursuant to the Reorganization Agreement, minus (ii) the amounts of any cash previously paid by Parent to the Company pursuant to this Section 10 plus the value of the Option Shares (or other securities) previously delivered by Parent to the Company for cancellation pursuant to this Section 10.

               (c) For purposes of Section 10(a) and clause (ii) of Section 10(b), the value of any Option Shares delivered by Parent to the Company shall be the Market/Tender Offer Price of such Option Shares.

        11. Restrictive Legends. Each certificate representing Option Shares issued to the Company hereunder will include a legend in substantially the following form:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF APRIL 25, 2000, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

        It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Holder has delivered to Registrant a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Registrant and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

        12. Listing and HSR Filing. Parent, upon the request of the Company, will promptly file an application to list the Parent Shares to be acquired upon exercise of the Option for quotation on Nasdaq and will use its best efforts to obtain approval of such listing as soon as practicable. Promptly after the date hereof, each of the parties hereto will promptly file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice all required premerger notification and report forms and other documents and exhibits required to be filed under the HSR Act to permit the acquisition of the Parent Shares subject to the Option at the earliest possible date.

        13. Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any shares sold by a party in compliance with the provisions of Section 8 will, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement and any transferee of such shares will not be entitled to the rights of such party. Certificates representing shares sold in a registered public offering pursuant to Section 8 will not be required to bear the legend set forth in Section 11.

        14. Specific Performance. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party hereto agrees that in addition to other remedies the other party hereto will be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement or the right to enforce any of the covenants or agreements set forth herein by specific performance. In the event that any action will be brought in equity to enforce the provisions of the Agreement, neither party hereto will allege, and each party hereto hereby waives the defense, that there is an adequate remedy at law.

        15. Entire Agreement. This Agreement and the Merger Agreement (including the appendices thereto) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

        16. Further Assurances. Each party hereto will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

        17. Validity. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto will negotiate in good faith and will execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

        18. Notices. All notices and other communications hereunder will be in writing and will be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as will be specified by like notice):

               (a)    if to the Company, to:

                      HMT Technology Corp.
                      1055 Page Avenue
                      Fremont, CA 94538
                      Attention:  Chief Financial Officer
                      Facsimile:  (510) 623-9570

                      with a copy to:

                      Cooley Godward LLP
                      3000 El Camino Real
                      Palo Alto, CA 94306
                      Attention:  James C. Kitch, Esq.
                      Facsimile:  (650) 849-7004


               (b)    if to Parent, to:

                      Komag, Incorporated
                      1710 Automation Parkway
                      San Jose, CA 95131
                      Attention:  Chief Executive Officer
                      Facsimile:  (408) 944-9540


                      with copies to:

                      Wilson, Sonsini, Goodrich & Rosati,
                      Professional Corporation
                      650 Page Mill Road
                      Palo Alto, California 94304-1050
                      Attention:  Alan K. Austin, Esq./Kathleen B. Bloch, Esq.
                      Facsimile: (650) 461-5375
                      and to:

                      Wilson Sonsini Goodrich & Rosati
                      Professional Corporation
                      One Market Street
                      Spear Street Tower, Suite 1600
                      San Francisco, California 94105
                      Attention:  Steve L. Camahort, Esq.
                      Facsimile:  (415) 947-2099

        19. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

        20. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement will be paid by the party incurring such expenses.

        21. Attorney's Fees. In any action at law or suit in equity to enforce this Option Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorney's fees and all other reasonable costs and expenses incurred in such action or suit.

        22. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

        23. Assignment. Neither of the parties hereto may sell, transfer, assign or otherwise dispose of any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that the rights and obligations hereunder will inure to the benefit of and be binding upon any successor of a party hereto.

        24. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original, but both of which, taken together, will constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                    HMT TECHNOLOGY CORP.


                                    By:
                                       -----------------------------------------

                                    Name:
                                         ---------------------------------------

                                    Title:
                                          --------------------------------------


                                    KOMAG, INCORPORATED


                                    By:
                                       -----------------------------------------

                                    Name:
                                         ---------------------------------------

                                    Title:
                                          --------------------------------------


                [SIGNATURE PAGE TO PARENT STOCK OPTION AGREEMENT]

                                                                     EXHIBIT B




                         COMPANY STOCK OPTION AGREEMENT

        THIS COMPANY STOCK OPTION AGREEMENT (this "AGREEMENT") is made and entered into as of April 26, 2000, among Komag, Incorporated, a Delaware corporation ("PARENT"), and HMT Technology Corp., a Delaware corporation (the "COMPANY"). Capitalized terms used but not otherwise defined herein will have the meanings ascribed to them in the Merger Agreement (as defined below).

                                    RECITALS

        A. The Company, Merger Sub (as defined below) and Parent have entered into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT") which provides for the merger (the "MERGER") of a wholly-owned subsidiary of Parent ("MERGER SUB") with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company will be converted into Common Stock of Parent.

        B. As a condition to Parent's willingness to enter into the Merger Agreement, Parent has requested that the Company agree, and the Company has so agreed, to grant to Parent an option to acquire shares of the Company's Common Stock, par value $.001 per share (the "COMPANY SHARES"), upon the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

        1. Grant of Option. The Company hereby grants to Parent an irrevocable option (the "OPTION") to acquire up to 9,193,051 Company Shares (the "OPTION SHARES"), in the manner set forth below by paying cash at a price of $2.7566 per share (the "EXERCISE PRICE").

        2. Exercise of Option; Maximum Proceeds.

               (a) The Option may be exercised by Parent, in whole or in part, at any time or from time to time (i) if the Merger Agreement is terminated pursuant to 7.1(h) thereof or (ii) immediately prior to the occurrence of any event causing the Company Termination Fee to become payable pursuant to Section 7.3(b)(ii) thereof (any of the events being referred to herein as an "EXERCISE EVENT"). In the event Parent wishes to exercise the Option, Parent will deliver to the Company a written notice (each an "EXERCISE NOTICE") specifying the total number of Option Shares it wishes to acquire. Each closing of a purchase of Option Shares (a "CLOSING") will occur on a date and at a time prior to the termination of the Option designated by Parent in an Exercise Notice delivered at least two (2) business days prior to the date of such Closing, which Closing will be held at the principal offices of the Company.

               (b) The Option will terminate upon the earliest of (i) the Effective Time, (ii) twelve (12) months following the date on which the Merger Agreement is terminated pursuant to Section 7.1(b) or 7.1(d) thereof, if no event causing the Termination Fee to become payable pursuant to Section 7.3(b)(ii) of the Merger Agreement has occurred, (iii) six (6) months following the date on which the Merger Agreement is terminated pursuant to
Section 7.1(h) thereof, (iv) in the event the Merger Agreement has been terminated pursuant to Section 7.1(b) or 7.1(d) thereof and the Termination Fee became payable pursuant to Section 7.3(b)(ii) thereof, six (6) months after payment of the Termination Fee; and (v) the date on which the Merger Agreement is otherwise terminated; provided, however, that if the Option cannot be exercised by reason of any applicable government order, judgment or decree or because the waiting period related to the issuance of the Option Shares under the HSR Act will not have expired or been terminated, then the Option will not terminate until the tenth (10th) business day after such impediment to exercise will have been removed or will have become final and not subject to appeal.

        3. Conditions to Closing. The obligation of the Company to issue Option Shares to Parent hereunder is subject to the conditions that (A) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder will have expired or been terminated; (B) all material consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Federal, state or local administrative agency or commission or other Federal state or local governmental authority or instrumentality, if any, required in connection with the issuance of the Option Shares hereunder will have been obtained or made, as the case may be; and (C) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance will be in effect. It is understood and agreed that at any time during which the Option is exercisable, the parties will use their respective commercially reasonable efforts to satisfy all conditions to Closing, so that a Closing may take place as promptly as practicable.

        4. Closing. At any Closing, (A) the Company will deliver to Parent a single certificate in definitive form representing the number of Company Shares designated by Parent in its Exercise Notice, such certificate to be registered in the name of Parent and to bear the legend set forth in Section 11 hereof, against delivery of (B) payment by Parent to the Company of the aggregate purchase price for the Company Shares so designated and being purchased by delivery of a certified check or bank check.

        5. Representations and Warranties.

               (a) By the Company. The Company represents and warrants to Parent that (A) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (B) the execution and delivery of this Agreement by the Company and consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby; (C) this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and, assuming this Agreement constitutes a legal, valid and binding obligation of Parent, is enforceable against the Company in accordance with its terms; (D) except for any filings required under the HSR Act, the Company has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the


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termination of the Option will have reserved for issuance, a sufficient number of unissued Company Shares for Parent to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional Company Shares or other securities which may be issuable pursuant to Section 8(a) upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable; (E) upon delivery of the Company Shares and any other securities to Parent upon exercise of the Option, Parent will acquire such Company Shares or other securities free and clear of all material claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, excluding those imposed by Parent; (F) the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws or equivalent organizational documents of the Company or any of its subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected; and (G) the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity except pursuant to the HSR Act.

               (b) By Parent. The Option and any Option Shares which Parent may hereafter acquire are being acquired by Parent for its own account, for investment and not with a view to the distribution or resale thereof, except in compliance with the Securities Act of 1933, as amended, and applicable state securities and blue sky laws. Parent has sufficient knowledge and experience in investing in securities similar to the Option and to the Option Shares so as to be able to evaluate the risks and merits of any investment in the Option and in the Option Shares and is able financially to bear the risks thereof, including a complete loss of its investment.

        6. Parent Put. At the request of and upon notice by Parent (the "PUT NOTICE"), at any time during the period during which the Option is exercisable pursuant to Section 2 (the "PURCHASE PERIOD"), the Company (or any successor entity thereof) will purchase from Parent the Option, to the extent not previously exercised, at the price set forth in subparagraph (i) below (as limited by Section 10, below), and the Option Shares, if any, acquired by Parent pursuant thereto, at the price set forth in subparagraph (ii) below (as limited by Section 10, below):

                      (i) The amount, if any, by which the "MARKET/TENDER OFFER PRICE" for the Company Shares as of the date Parent gives notice of its intent to exercise its rights under this Section 6(a) exceeds the Exercise Price, multiplied by the number of Company Shares purchasable pursuant to the Option. "Market/Tender Offer Price" shall mean the highest of: (i) the highest purchase price per share paid after the date of this Agreement and on or prior to the delivery of the


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Put Notice pursuant to any tender or exchange offer made for shares of Company
Common Stock, (ii) the highest price per share paid or to be paid by any Person for shares of Company Common Stock pursuant to any agreement contemplating a merger or other business combination transaction involving the Company that was entered into after the date of this Agreement and on or prior to the delivery of the Put Notice or (iii) the average of the highest bid prices per share of Company Common Stock as quoted on the Nasdaq National Market (or if Company Common Stock is not quoted on the Nasdaq National Market, the highest bid price per share of Company Common Stock as quoted on any other market comprising a part of the Nasdaq Stock Market or, if the shares of Company Common Stock are not quoted thereon, on the principal trading market (as defined in Regulation M under the Exchange Act) on which such shares are traded as reported by a recognized source) during the 20-day period ending on the date of delivery of the Put Notice. For purposes of determining the highest price offered pursuant to any Company Acquisition Proposal which involves consideration other than cash, the value of such consideration will be equal to the higher of (x) if securities of the same class of the proponent as such consideration are traded on any national securities exchange or by any registered securities association, a value based on the closing sale price or asked price for such securities on their principal trading market on such date and (y) the value ascribed to such consideration by the proponent of such Company Acquisition Proposal, or if no such value is ascribed, a value determined in good faith by the Board of Directors of the Company.

                      (ii) The Exercise Price paid by Parent for the Company Shares acquired pursuant to the Option plus the amount by which the Market/Tender Offer Price exceeds the Exercise Price multiplied by the number of Company Shares so purchased.

        7. Payment and Redelivery of Option or Shares. In the event Parent exercises its rights under Section 6, the Company will, within five (5) business days after Parent delivers notice pursuant to Section 6, pay the required amount to Parent in immediately available funds and Parent will surrender to the Company the Option and the certificates evidencing the Company Shares purchased by Parent pursuant thereto.

        8. Registration Rights.

               (a) Following the termination of the Merger Agreement and until such time as all Option Shares issued to Parent may be sold pursuant to Rule 144(k) of the Securities Act of 1933 (the "REGISTRATION PERIOD"), Parent (sometimes referred to herein as the "HOLDER") may by written notice (a "REGISTRATION NOTICE") to the Company (the "REGISTRANT") request the Registrant to register under the Securities Act all or any part of the shares acquired by the Holder pursuant to this Agreement (such shares requested to be registered, the "REGISTRABLE SECURITIES") in order to permit the sale or other disposition of any or all shares of the Registrable Securities that have been acquired by or are issuable to Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision. Holder agrees to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 5.0% of the then-outstanding voting power of Registrant. Upon a request for registration, the Registrant will have the option exercisable

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by written notice delivered to the Holder within ten (10) business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities for cash at a price (the "OPTION PRICE" equal to the product of (i) the number of Registrable Securities so purchased and (ii) the per share average of the closing sale prices of the Registrant's Common Stock on Nasdaq for the ten (10) trading days immediately preceding the date of the Registration Notice. Any such purchase of Registrable Securities by the Registrant hereunder will take place at a closing to be held at the principal executive offices of the Registrant or its counsel at any reasonable date and time designated by the Registrant in such notice within ten (10) business days after delivery of such notice. The payment for the shares to be purchased will be made by delivery at the time of such closing of the Option Price in immediately available funds.

               (b) The Registrant will use all reasonable efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities requested to be registered in the Registration Notice and to keep such registration statement effective for such period not in excess of 120 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition; provided, however, that the Holder will not be entitled to more than an aggregate of two (2) effective registration statements hereunder. The obligations of Registrant hereunder to file a registration statement and to maintain its effectiveness may be suspended for up to 90 calendar days in the aggregate if the Board of Directors of Registrant shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of material nonpublic information that would materially and adversely affect Registrant or otherwise interfere with or adversely affect any pending or proposed offering of securities of Registrant or any other material transaction involving Registrant. The Registrant will use all reasonable efforts to cause any Registrable Securities registered pursuant to this Section 8 to be qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request and will continue such registration or qualification in effect in such jurisdictions; provided, however, that the Registrant will not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision. If during the Registration Period, Registrant effects a registration under the Securities Act of the Company Common Stock for its own account or for any other stockholders of Registrant (other than on Form S-4 or Form S-8, or any successor form), it will, in addition to the Registrant's other obligations under this Section 8, allow Holder the right to participate in such registration by selling its Registrable Securities; provided that the Holder participates in the underwriting; provided, however, that, if the managing underwriter of such offering advises the Registrant in writing that in its opinion the number of shares of Company Stock requested to be included therein by Holder pro rata (based on the number of shares intended to be included therein) with the shares intended to be included therein by Persons other than the Registrant. In connection with any offering, sale and delivery of Company Common Stock pursuant to a registration effected pursuant to this Section 8, the Registrant and the Holder shall provide each other and each underwriter of the offering with customary representations, warranties and covenants, including covenants of indemnification and contribution.

               (c) The registration rights set forth in this Section 8 are subject to the condition that the Holder will provide the Registrant with such information with respect to the Holder's Registrable Securities, the plan for distribution thereof, and such other information with respect to the Holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the


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Registrant to include in a registration statement all facts required to be disclosed with respect to a registration thereunder.

               (d) A registration effected under this Section 8 will be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to the Holder, and the Registrant will provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as such underwriters may reasonably require. In connection with any registration, the Holder and the Registrant agree to enter into an underwriting agreement reasonably acceptable to each such party, in form and substance customary for transactions of this type with the underwriters participating in such offering.

               (e) Indemnification.

                      (i) The Registrant will indemnify the Holder, each of its directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter of the Registrant's securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Registrant of any rule or regulation promulgated under the Securities Act applicable to the Registrant in connection with any such registration, qualification or compliance, and the Registrant will reimburse the Holder and, each of its directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, that the Registrant will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Registrant by such Holder or director or officer or controlling person or underwriter seeking indemnification.

                      (ii) The Holder will indemnify the Registrant, each of its directors and officers and each underwriter of the Registrant's securities covered by such registration statement and each person who controls the Registrant within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Securities Act applicable to the Holder in connection with any such


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registration, qualification or compliance, and will reimburse the Registrant, such directors, officers or control persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Registrant by the Holder for use therein; provided, that in no event will any indemnity under this
Section 8(e) exceed the net proceeds of the offering received by the Holder.

                      (iii) Each party entitled to indemnification under this
Section 8(e) (the "INDEMNIFIED PARTY") will give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, will be approved by the Indemnified Party (whose approval will not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party will pay such expense if representation of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, and provided further, however, that the failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its obligations under this Section 8(e) unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party will be required to indemnify any Indemnified Party with respect to any settlement entered into without such Indemnifying Party's prior consent (which will not be unreasonably withheld).

        9. Adjustment Upon Changes in Capitalization.

               (a) In the event of any change in the Company Shares by reason of stock dividends, stock splits, reverse stock splits, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities subject to the Option and the Exercise Price will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction so that Parent will receive, upon exercise of the Option, the number and class of shares or other securities or property that Parent would have received in respect of the Company Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

               (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, if the number of outstanding shares of the Company Common Stock increases or decreases after the date of this Agreement (other than pursuant to an event described in Section 9(a)), the number of shares of the Company Common Stock subject to the Option (including


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those Option Shares which may have already been exercised) will be adjusted so that it equals 19.99% of the number of shares of the Company Common Stock then issued and outstanding, without giving effect to any Option Shares.

        10. Profit Limitation.

               (a) Notwithstanding any other provision in this Agreement or the Reorganization Agreement, in no event shall Parent's Total Profit (as defined below) exceed $6,000,000 (the "Maximum Profit") and, if Parent's Total Profit otherwise would exceed the Maximum Profit, Parent, at its sole discretion, shall either (i) reduce the number of Option Shares subject to the Option, (ii) deliver to the Company for cancellation Option Shares (or other securities into which such Option Shares are converted or exchanged) previously purchased by Parent, (iii) pay cash to the Company, or (iv) any combination of the foregoing, so that Parent's actually realized Total Profit shall not exceed the Maximum Profit after taking into account the foregoing actions.

               (b) For purposes of this Agreement, "Total Profit" shall mean:
(i) the aggregate amount (before taxes) of (A) any excess of (x) the net cash amounts or fair market value of any property received by Parent pursuant to a sale of Option Shares (or securities into which such shares are converted or exchanged) over (y) the Parent's aggregate purchase price for such Option Shares (or other securities), plus (B) any amounts received by Parent pursuant on the repurchase of the Option by the Company pursuant to Section 6, plus (C) any termination fee paid in cash by the Company and received by Parent pursuant to the Reorganization Agreement, minus (ii) the amounts of any cash previously paid by Parent to the Company pursuant to this Section 10 plus the value of the Option Shares (or other securities) previously delivered by Parent to the Company for cancellation pursuant to this Section 10.

               (c) For purposes of Section 10(a) and clause (ii) of Section 10(b), the value of any Option Shares delivered by Parent to the Company shall be the Market/Tender Offer Price of such Option Shares.

        11. Restrictive Legends. Each certificate representing Option Shares issued to Parent hereunder will include a legend in substantially the following form:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF APRIL 25, 2000, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

        It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or

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
Holder has delivered to Registrant a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Registrant and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

        12. Listing and HSR Filing. The Company, upon the request of Parent, will promptly file an application to list the Company Shares to be acquired upon exercise of the Option for quotation on Nasdaq and will use its best efforts to obtain approval of such listing as soon as practicable. Promptly after the date hereof, each of the parties hereto will promptly file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice all required premerger notification and report forms and other documents and exhibits required to be filed under the HSR Act to permit the acquisition of the Company Shares subject to the Option at the earliest possible date.

        13. Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any shares sold by a party in compliance with the provisions of Section 8 will, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement and any transferee of such shares will not be entitled to the rights of such party. Certificates representing shares sold in a registered public offering pursuant to Section 8 will not be required to bear the legend set forth in Section 11.

        14. Specific Performance. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party hereto agrees that in addition to other remedies the other party hereto will be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement or the right to enforce any of the covenants or agreements set forth herein by specific performance. In the event that any action will be brought in equity to enforce the provisions of the Agreement, neither party hereto will allege, and each party hereto hereby waives the defense, that there is an adequate remedy at law.

        15. Entire Agreement. This Agreement and the Merger Agreement (including the appendices thereto) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

        16. Further Assurances. Each party hereto will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

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

        17. Validity. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto will negotiate in good faith and will execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

        18. Notices. All notices and other communications hereunder will be in writing and will be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as will be specified by like notice):

               (a)    if to Parent, to:

                      Komag, Incorporated
                      1710 Automation Parkway
                      San Jose, CA 95131
                      Attention:  Chief Executive Officer
                      Facsimile:  (408) 944-9540

                      with copies to:

                      Wilson, Sonsini, Goodrich & Rosati,
                      Professional Corporation
                      650 Page Mill Road
                      Palo Alto, California 94304-1050
                      Attention: Alan K. Austin, Esq./Kathleen B. Bloch, Esq.
                      Facsimile:  (650) 461-5375
                      and to:

                      Wilson Sonsini Goodrich & Rosati,
                      Professional Corporation
                      One Market Street
                      Spear Street Tower, Suite 1600
                      San Francisco, California 94105
                      Attention:  Steve L. Camahort, Esq.
                      Facsimile:  (415) 947-2099

               (b)    if to the Company to:

                      HMT Technology Corp.
                      1055 Page Avenue
                      Fremont, CA 94538
                      Attention:  Peter S. Norris
                      Facsimile:  (510) 623-9570

                      with a copy to:

                      Cooley Godward LLP
                      3000 El Camino Real
                      Palo Alto, CA 94306
                      Attention: James C. Kitch, Esq.
                      Facsimile: (650) 849-7004

        19. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

        20. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement will be paid by the party incurring such expenses.

        21. Attorney's Fees. In any action at law or suit in equity to enforce this Option Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorney's fees and all other reasonable costs and expenses incurred in such action or suit.

        22. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

        23. Assignment. Neither of the parties hereto may sell, transfer, assign or otherwise dispose of any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that the rights and obligations hereunder will inure to the benefit of and be binding upon any successor of a party hereto.

        24. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original, but both of which, taken together, will constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                        KOMAG, INCORPORATED


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------



                                        HMT TECHNOLOGY CORP.


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------


               [SIGNATURE PAGE TO COMPANY STOCK OPTION AGREEMENT]

                                                                     EXHIBIT C

                           PARENT VOTING AGREEMENT


        THIS VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of April 26, 2000, among HMT Technology Corp., a Delaware corporation (the "COMPANY"), and the undersigned stockholder (the "STOCKHOLDER") of Komag, Incorporated, a Delaware corporation ("PARENT").

                                    RECITALS

        A. Parent, a subsidiary of Parent ("MERGER SUB") and the Company have entered into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT"), which provides for the merger (the "MERGER") of Merger Sub with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company shall be converted into the right to receive Parent Common Stock, as set forth in the Merger Agreement (the "SHARE ISSUANCE").

        B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of shares of the outstanding capital stock of Parent and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement.

        C. In consideration of the execution of the Merger Agreement by the Company, Stockholder (in his or her capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of Parent over which Stockholder has voting power so as to facilitate consummation of the Merger.

        NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

        1. Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement. For purposes of this
Agreement:

               (a) "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to
Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

               (b) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

               (c) "SHARES" shall mean: (i) all securities of Parent (including all shares of Parent Common Stock and all options, warrants and other rights to acquire shares of Parent Common Stock) owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of Parent (including all additional shares of Parent Common Stock and all additional options, warrants and other rights to acquire shares of Parent Common Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

               (d) "TRANSFER." A Person shall be deemed to have effected a "TRANSFER" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or
(ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

        2. Transfer of Shares.

               (a) Transferee of Shares to be Bound by this Agreement. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as the Company may reasonably request); and (b) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

               (b) Transfer of Voting Rights. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares.

        3. Agreement to Vote Shares. At every meeting of the stockholders of Parent called, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Parent, stockholder (in his or her capacity as such) shall cause the Shares to be voted (to the extent such Shares have voting rights and are entitled to vote thereon) in favor of the Share Issuance. Notwithstanding the foregoing, and notwithstanding any other provision of this Agreement, nothing in this Agreement shall limit or restrict stockholder from acting in stockholder's capacity as a director or officer of Parent (it being understood that this Agreement shall apply to stockholder solely in stockholder's capacity as a stockholder of Parent) or voting in stockholder's sole discretion on any matter other than those matters referred to in the foregoing sentence of this Section 3.

        4. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to the Company a proxy in the form attached hereto as Exhibit A (the "PROXY"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

        5. Representations and Warranties of the Stockholder. Stockholder (i) is the beneficial owner of the shares of Parent Common Stock indicated on the final page of this Agreement, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances; (ii) does not beneficially own any securities of the Parent other than the shares of Parent Common Stock and options and warrants to purchase shares of Common Stock of Parent indicated on the final page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

        6. Additional Documents. Stockholder (in his or her capacity as such) hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of the Company, to carry out the intent of this Agreement.

        7. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

        8. Miscellaneous.

               (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

               (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

               (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Company shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity.

               (e) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):


               If to the Company:   HMT Technology Corp.
                                    1055 Page Avenue
                                    Fremont, CA 94538
                                    Facsimile:     (510) 623-9570
                                    Attention:     Ronald L. Schauer

               With a copy to:      Cooley Godward LLP
                                    3000 El Camino Real
                                    Palo Alto, CA 94306
                                    Facsimile:     (650) 849-7004
                                    Attention:     James C. Kitch, Esq.

               If to Stockholder: To the address for notice set forth on the signature page hereof.

               (f) Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

               (g) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

               (h) Officers and Directors. To the extent that Stockholder is or becomes (during the term hereof) a director or officer of Parent, he or she makes no agreement or understanding herein in his or her capacity as such director or officer, and nothing herein will limit or affect, or give rise to any liability to Stockholder by virtue of, any actions taken by Stockholder in his or her capacity as an officer or director of Parent in exercising its rights under the Merger Agreement.

               (i) Effect of Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

               (j) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written. The undersigned is executing this Agreement only in its capacity as a stockholder. Such signature in no way affects its obligations as an officer or director of Parent.


HMT Technology Corp.                    STOCKHOLDER



By:                                     By:
   ------------------------------          -------------------------------------
                                                 Signature

Name:                                   Name:
     ----------------------------            -----------------------------------

Title:                                  Title:
      ---------------------------             ----------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        Print Address

                                        ----------------------------------------
                                        Telephone

                                        ----------------------------------------
                                        Facsimile No.

                                        Share beneficially owned:

                                        ___________ Parent Common Shares

                                        ___________ Parent Common Shares
                                        issuable upon exercise of outstanding
                                        options or warrants


                   [SIGNATURE PAGE TO PARENT VOTING AGREEMENT]

                                    EXHIBIT A

                                IRREVOCABLE PROXY

        The undersigned stockholder of Komag, Incorporated, a Delaware corporation ("PARENT"), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of HMT Technology Corp., a Delaware corporation (the "COMPANY"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Parent that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Parent issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of Parent as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

        This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Parent Voting Agreement of even date herewith by and among the Company and the undersigned stockholder (the "VOTING AGREEMENT"), and is granted in consideration of the Company entering into that certain Agreement and Plan and Reorganization (the "MERGER AGREEMENT"), by and between Parent, a subsidiary of Parent ("MERGER SUB") and the Company. The Merger Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the "MERGER"). Pursuant to the Merger, all outstanding capital stock of the Company shall be converted into the right to receive Parent Common Stock, as set forth in the Merger Agreement (the "SHARE ISSUANCE"). As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VII thereof or
(ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

        The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of Parent and in every written consent in lieu of such meeting in favor of the Share Issuance.

        The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

        Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned is executing this Proxy only in its capacity as a stockholder. Such signature in no way affects its obligations as an officer or director of Parent.

        This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.



Dated:                              , 2000
      ------------------------------


                                    Signature of Stockholder:
                                                             -------------------

                                    Print Name of Stockholder:
                                                              ------------------

                                    Shares beneficially owned:

                                             __________ Parent Common Shares

                                             __________ Parent Common Shares
                                             issuable upon exercise of
                                             outstanding options or warrants




                      [SIGNATURE PAGE TO IRREVOCABLE PROXY]

                                                                      EXHIBIT D



                            COMPANY VOTING AGREEMENT

        THIS VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of April 26, 2000, among Komag, Incorporated, a Delaware corporation ("PARENT"), and the undersigned stockholder (the "STOCKHOLDER") of HMT Technology Corp., a Delaware corporation (the "COMPANY").

                                    RECITALS

         A. The Company and Parent have entered into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT"), which provides for the merger (the "MERGER") of a subsidiary of Parent with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company shall be converted into the right to receive Parent Common Stock, as set forth in the Merger Agreement.

        B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of shares of the outstanding capital stock of the Company and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement.

        C. In consideration of the execution of the Merger Agreement by Parent, Stockholder (in his or her capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of the Company over which Stockholder has voting power so as to facilitate consummation of the Merger.

        NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

         1. Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement. For purposes of this
Agreement:

               (a) "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to
Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

               (b) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

               (c) "SHARES" shall mean: (i) all securities of the Company (including all shares of the Company Common Stock and all options, warrants and other rights to acquire shares of the Company Common Stock) owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of the Company Common Stock and all additional options, warrants and other rights to acquire shares of the Company Common Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

               (d) "TRANSFER." A Person shall be deemed to have effected a "TRANSFER" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

        2. Transfer of Shares.

               (a) Transferee of Shares to be Bound by this Agreement. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request); and (b) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

               (b) Transfer of Voting Rights. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares.

        3. Agreement to Vote Shares. At every meeting of the stockholders of the Company called, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company, Stockholder (in his or her capacity as such) shall cause the Shares to be voted (i) in favor of the Merger, (ii) in favor of the Merger Agreement, as modified or amended from time to time in accordance with its terms and with approval of the Board of Directors of the Company, (iii) in favor of any matter that could reasonably be expected to facilitate the Merger, and (iv) against any matter that could reasonably be expected to prevent the Merger. Notwithstanding the foregoing, and notwithstanding any other provision of this Agreement, nothing in this Agreement shall limit or restrict stockholder from acting in stockholder's capacity as a director or officer of Parent (it being understood that this Agreement shall apply to stockholder solely in stockholder's capacity as a stockholder of Parent) or voting in stockholder's sole discretion on any matter other than those matters referred to in the foregoing clauses (i) - (iv) of this Section 3.

        4. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "PROXY"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

        5. Representations and Warranties of the Stockholder. Stockholder (i) is the beneficial owner of the shares of the Company Common Stock and options and warrants to purchase Company Common Stock indicated on the final page of this Agreement, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances;
(ii) does not beneficially own any securities of the Company other than the shares of the Company Common Stock and options and warrants to purchase shares of Common Stock of the Company indicated on the final page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

        6. Additional Documents. Stockholder (in his or her capacity as such) hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

        7. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

        8. Miscellaneous.

               (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

               (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

               (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

               (e) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

               If to Parent:        Komag, Incorporated
                                    1704 Automation Parkway
                                    San Jose, California 95131
                                    Attention:     Chief Financial Officer
                                    Facsimile:     (408) 946-1126

               With copies to:      Wilson Sonsini Goodrich & Rosati,
                                    Professional Corporation
                                    650 Page Mill Road
                                    Palo Alto, California 94304-1050
                                    Facsimile:  (650) 461-5375
                                    Attention:     Alan K. Austin, Esq.

               and to:              Wilson Sonsini Goodrich & Rosati
                                    Professional Corporation
                                    One Market Street
                                    Spear Street Tower
                                    San Francisco, California 94105
                                    Facsimile:  (415) 947-2099
                                    Attention:  Steve L. Camahort, Esq.

               If to Stockholder:   To the address for notice set forth on the
                                    signature page hereof.

               (f) Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

               (g) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

               (h) Officers and Directors. To the extent that Stockholder is or becomes (during the term hereof) a director or officer of the Company, he or she makes no agreement or understanding herein in his or her capacity as such director or officer, and nothing herein will limit or affect, or give rise to any liability to Stockholder by virtue of, any actions taken by Stockholder in his or her capacity as an officer or director of the Company in exercising its rights under the Merger Agreement.

               (i) Effect of Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

               (j) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written. The undersigned is executing this Agreement only in its capacity as a stockholder. Such signature in no way affects its obligations as an officer or director of the Company.


Komag, Incorporated                                    STOCKHOLDER




By:                                     By:
   ------------------------------          -------------------------------------
                                                 Signature

Name:                                   Name (Print):
     ----------------------------                    ---------------------------

Title:                                  Title:
      ---------------------------             ----------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        Print Address

                                        ----------------------------------------
                                        Telephone

                                        ----------------------------------------
                                        Facsimile No.

                                        Share beneficially owned:

                                        ___________ shares of the Company Common
                                                    Stock

                                        ___________ shares of the Company Common
                                                    Stock issuable upon exercise
                                                    of outstanding options or
                                                    warrants


                  [SIGNATURE PAGE TO COMPANY VOTING AGREEMENT]

                                    EXHIBIT A

                                IRREVOCABLE PROXY

        The undersigned stockholder of HMT Technology Corp., a Delaware corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of Komag, Incorporated, a Delaware corporation ("PARENT") and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

        This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Company Voting Agreement of even date herewith by and among Parent and the undersigned stockholder (the "VOTING AGREEMENT"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger (the "MERGER AGREEMENT"), by and between Parent, a subsidiary of Parent ("MERGER SUB") and the Company. The Merger Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the "MERGER"). As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to
Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

        The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of the Company and in every written consent in lieu of such meeting (i) in favor of the Merger, (ii) in favor of the Merger Agreement, as modified or amended form time to time in accordance with its terms and with approval of the Board of Directors of the Company, (iii) in favor of any matter that could reasonably be expected to facilitate the Merger, and (iv) against any matter that could reasonably be expected to prevent the Merger.

        The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

        Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned is executing this Proxy only in its capacity as a stockholder. Such signature in no way affects its obligations as an officer or director of the Company.

        This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.



Dated: April 26, 2000



                             Signature of Stockholder:
                                                      --------------------------

                             Print Name of Stockholder:
                                                       -------------------------

                             Shares beneficially owned:

                                     __________ shares of the Company Common
                                                Stock

                                     __________ shares of the Company Common
                                     Stock issuable upon exercise of outstanding options or warrants




                      [SIGNATURE PAGE TO IRREVOCABLE PROXY]

                                                                      EXHIBIT E


                       FORM OF COMPANY AFFILIATE AGREEMENT


        THIS COMPANY AFFILIATE AGREEMENT (this "AGREEMENT") is made and entered into as of April 26, 2000, by and between Komag, Incorporated, a corporation organized under the laws of the State of Delaware ("PARENT"), and the undersigned stockholder who may be deemed an affiliate ("AFFILIATE") of HMT Technology Corp., a Delaware corporation (the "COMPANY"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

                                    RECITALS

        A. The Company, Merger Sub (as defined below) and Parent have entered into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT") which provides for the merger (the "MERGER") of a wholly-owned subsidiary of Parent ("MERGER SUB") with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company (the "COMPANY CAPITAL STOCK") shall be converted into the right to receive Common Stock of Parent (the "PARENT COMMON STOCK").

        B. Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of the Company, as the term "affiliate" is used for purposes of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission and of Opinion 16 of the Accounting Principles Board.

        C. The execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Merger Agreement.

        NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

        1. Acknowledgments by Affiliate. Affiliate acknowledges and understands that the representations, warranties and covenants by Affiliate set forth herein shall be relied upon by Parent, the Company and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Merger Agreement and has discussed the requirements of this Agreement with Affiliate's professional advisors, who are qualified to advise Affiliate with regard to such matters.

        2. Beneficial Ownership of the Company Capital Stock. The Affiliate is the sole record and beneficial owner of the number of shares of the Company Capital Stock set forth next to its name on the signature page hereto (the "SHARES"). The Shares are not subject to any claim, lien, pledge, charge, security interest or other encumbrance or to any rights of first refusal of any kind. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Affiliate is party or by which it is bound obligating the Affiliate to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Shares or obligating the Affiliate to grant or enter into any such option, warrant, call, right, commitment or agreement. The Affiliate has the sole right to transfer such Shares. The Shares constitute all shares of the Company Capital Stock owned, beneficially or of record, by the Affiliate. The Shares are not subject to preemptive rights created by any agreement to which the Affiliate is party. The Affiliate has not engaged in any sale or other transfer of the Shares in contemplation of the Merger. All shares of the Company Capital Stock and Parent Common Stock acquired by Affiliate subsequent to the date hereof (including shares of Parent Common Stock acquired in the Merger) shall be subject to the provisions of this Agreement as if held by Affiliate as of the date hereof.

        3. Compliance with Rule 145 and the Securities Act.

           (a) Affiliate has been advised that (i) the issuance of shares of Parent Common Stock in connection with the Merger is expected to be effected pursuant to a registration statement on Form S-4 promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the resale of such shares shall be subject to restrictions set forth in Rule 145 under the Securities Act, and (ii) Affiliate may be deemed to be an affiliate of the Company. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any Parent Common Stock issued to Affiliate in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act, or (ii) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration, or (iii) Affiliate delivers to Parent a written opinion of counsel, reasonably acceptable to Parent in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

           (b) Parent shall give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received by Affiliate pursuant to the Merger and there shall be placed on the certificates representing such Common Stock, or any substitutions therefor, a legend stating in substance:

           "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and Parent shall so instruct its transfer agent, if Affiliate delivers to Parent (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate shall be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145.

        4. Termination. This Agreement shall be terminated and shall be of no further force and effect in the event of the termination of the Merger Agreement pursuant to Article VII of the Merger Agreement.

        5. Miscellaneous.

           (a) Waiver; Severability. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

           (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other party hereto.

           (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

           (d) Injunctive Relief. Each of the parties acknowledge that (i) the covenants and the restrictions contained in this Agreement are necessary, fundamental and required for the protection of Parent and the Company and to preserve for Parent the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique, and extraordinary value; and (iii) a breach of any such covenants or any other provision of this Agreement shall result in irreparable harm and damages to Parent and the Company which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, Parent and the Company shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

           (e) Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

           (f) Entire Agreement. This Agreement, the Merger Agreement and any other agreements referred to in the Merger Agreement set forth the entire understanding of Affiliate and Parent relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between Affiliate and Parent relating to the subject matter hereof and thereof.

           (g) Attorneys' Fees. In the event of any legal actions or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

           (h) Further Assurances. Affiliate shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

           (i) Third Party Reliance. Counsel to and independent auditors for Parent and the Company shall be entitled to rely upon this Affiliate Agreement.

           (j) Survival. The representations, warranties, covenants and other provisions contained in this Agreement shall survive the Merger.

           (k) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

               If to Parent:        Komag, Incorporated
                                    17170 Automation Parkway
                                    San Jose, California
                                    Attention:  Chief Financial Officer
                                    Facsimile: (408) 944-9255

               With a copies to:    Wilson Sonsini Goodrich & Rosati,
                                    Professional Corporation
                                    650 Page Mill Road
                                    Palo Alto, California 94304
                                    Attention: Alan K. Austin, Esq.
                                    Facsimile:  (650) 461-5375
               and to:

                                    Wilson Sonsini Goodrich & Rosati,
                                    Professional Corporation
                                    One Market Street
                                    Spear Street Tower, Suite 1600
                                    San Francisco, California 94105
                                    Attention:  Steve L. Camahort, Esq.
                                    Facsimile:  (415) 947-2099

               If to Affiliate:     To the address for notice set forth on the
                                    signature page hereof.

               (l) Counterparts. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have caused this Affiliate Agreement to be duly executed on the day and year first above written.

KOMAG, INCORPORATED                   AFFILIATE



By:                                   By:
   -----------------------------         --------------------------------
Name:                                 Affiliate's Address for Notice:
     ---------------------------
                                      -----------------------------------
Title:
       --------------------------     -----------------------------------


                                     Shares beneficially owned:

                                     _______    shares of the Company Common
                                                Stock

                                     _______    shares of the Company Common
                                                Stock issuable upon exercise of
                                                outstanding options and warrants

                                     _______    shares of Parent Common Stock






                 [SIGNATURE PAGE TO COMPANY AFFILIATE AGREEMENT]